EXHIBIT 10.9

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 31, 1996

                                      AMONG

                            CALLON PETROLEUM COMPANY
                                   AS BORROWER

                                       AND

                       CALLON PETROLEUM OPERATING COMPANY
                       CALLON OFFSHORE PRODUCTION COMPANY
                            AS SUBSIDIARY GUARANTORS

                                       AND

                       THE CHASE MANHATTAN BANK, AS AGENT

                                       AND

                             THE BANKS NAMED THEREIN

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                     AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 31, 1996, among Callon Petroleum Company, a Delaware corporation (the "BORROWER"), Callon Petroleum Operating Company, a Delaware corporation and a wholly-owned subsidiary of the Borrower ("OPERATING"), Callon Offshore Production, Inc., a Mississippi corporation, a wholly-owned subsidiary of Operating ("OFFSHORE"), the several banks and other financial institutions from time to time parties to this Amended and Restated Credit Agreement (the "BANKS") and The Chase Manhattan Bank, a New York banking corporation ("CHASE"), acting as agent for the Banks hereunder (in such capacity, the "AGENT").

      WHEREAS, pursuant to an Assignment of Note and Liens dated as of the Closing Date, as that term is hereinafter defined, (the "ASSIGNMENT"), Chase will purchase and assume all of the rights and interests of Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation ("INCC") under that certain Credit Agreement dated as of October 14, 1994, among Operating as "Borrower", Borrower as "Parent", and INCC as "Lender", as said Credit Agreement has been amended by First Amendment to Credit Agreement dated June 29, 1995, by Second Amendment to Credit Agreement dated November 22, 1995, and by Third Amendment to Credit Agreement dated February 22, 1996 (as so amended, the "INCC CREDIT AGREEMENT"); and

      WHEREAS, immediately after giving effect to the Assignment, but subject to the conditions precedent set forth herein, the Borrower, Operating, Offshore, Chase as the sole Bank, and Chase as agent for the benefit of the Banks desire to amend and restate the INCC Credit Agreement in its entirety in order, among other things, to increase the commitments thereunder, to extend the maturity of the "Commitment Period", and to modify certain other provisions of the INCC Credit Agreement.

      NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, Operating, Offshore, the Agent and the Banks agree that upon satisfaction of each condition precedent set forth in ARTICLE IV HEREOF, the INCC Credit Agreement shall be amended and restated in its entirety on the terms and conditions set forth herein. It is the intention of the Borrower, Operating, Offshore, the Agent, and the Banks that upon satisfaction of such conditions precedent, this Amended and Restated Credit Agreement shall amend, restate, supersede and replace the INCC Credit Agreement in its entirety; provided, that (a) the foregoing shall operate to increase, renew, extend, amend and modify the outstanding indebtedness, commitments and other rights and obligations of the parties under the INCC Credit Agreement, but shall not effect a novation thereof, and (b) all Liens securing the "Obligations" under and as defined in the INCC Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such Obligations as defined herein and as renewed, extended, increased, amended and modified hereby.
      The parties hereto hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND REFERENCES

      SECTION 1.1. DEFINED TERMS. As used in this Credit Agreement, each of the following terms has the meaning given it in this SECTION 1.1 or in the sections and subsections referred to below:
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      "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

      "AGENT" means Chase, as agent for the Banks hereunder and under the other Loan Documents, and each successor Agent.

      "APPLICABLE MARGIN" means, (a) with respect to each Base Rate Borrowing:

            (i) on each day on which the Utilized Percentage of Borrowing Base is less than fifty percent (50%), zero percent (0%) per annum; and

            (ii) on each day of which the Utilized Percentage of Borrowing Base is equal to or greater than fifty percent (50%), one half of one percent (0.50%) per annum; and

      (b) with respect to each Eurodollar Borrowing:

            (i) on each day on which the Utilized Percentage of Borrowing Base is less than fifty percent (50%), one percent (1.00%) per annum; and

            (ii) on each day of which the Utilized Percentage of Borrowing Base is equal to or greater than fifty percent (50%), one and three-eighths of one percent (1.375%) per annum.

      "ASSIGNMENT" means the Assignment of Note and Liens dated as of the Closing Date from INCC in favor of the Agent for the benefit of the Banks and delivered to the Agent pursuant to SECTION 4.1(O).

      "BANK" means each of the financial institutions whose name appears on the signature pages to this Credit Agreement and the Persons which from time to time become a party hereto in accordance with SECTION 11.4.

      "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978 as codified under 11 U.S.C. ss.101, et seq.

      "BASE RATE" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect on such day. For purposes hereof: "PRIME RATE" means, as of a particular date, the rate of interest from time to time announced by Chase at the Principal Office as its prime rate; which Prime Rate may not necessarily represent Chase's lowest or best rate actually charged to a customer; "PRINCIPAL OFFICE" means the principal office of Chase, presently located at 1 Chase Manhattan Plaza, New York, New York 10081; "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without

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regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "BASE RATE BORROWING" means a Borrowing comprised of Base Rate Loans.

      "BASE RATE LOANS" means Loans bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of ARTICLE II.

      "BORROWER" means Callon Petroleum Company, a Delaware corporation.

      "BORROWING" means a borrowing comprised of simultaneous Loans or a single Loan of the same Type made to the Borrower on the same date by the Banks, or a single Bank, (or resulting from conversions or continuations on a given date pursuant to SECTION 2.4), having the same Interest Period distributed ratably among the Banks in the manner described in ARTICLE II, PROVIDED, HOWEVER, that if there is only one (1) Bank party to this Credit Agreement, a borrowing shall be comprised of a single Loan of the same Type made to the Borrower on the same date by such Bank.

      "BORROWING BASE" has the meaning set forth in SECTION 3.2 hereof; provided, however, that in no event shall the Borrowing Base ever exceed the Total Commitment, and PROVIDED, FURTHER, that the Borrowing Base shall not be less than $15,000,000 during the period from and including the Effective Date to but excluding May 15, 1997.

      "BORROWING BASE DEFICIENCY" means a condition wherein the Utilized Credit at any time exceeds the Borrowing Base in effect at such time.

      "BORROWING BASE NOTICE" means a written notice sent to the Borrower by the Agent addressed as specified in SECTION 11.3, notifying the Borrower of the Borrowing Base determined by the Banks in accordance with ARTICLE III for the upcoming Determination Date.

      "BORROWING BASE PROPERTIES" means (a) all of the Oil and Gas Interests of the Loan Parties, or any one such Loan Party, set forth in the Initial Engineering Report, and (b) all other Oil and Gas Interests of the Loan Parties, either now owned or hereafter acquired, which (i) have Proved Reserves attributable thereto, (ii) are the subject of an Engineering Report prepared by an independent petroleum engineer acceptable to the Required Banks and delivered to the Banks by the Loan Parties, (iii) are subject to no Liens except as permitted by SECTION 7.2, and (iv) are the subject of an environmental assessment and a title review satisfactory to the Required Banks.

      "BORROWING DATE" means any Business Day specified in a notice pursuant to
SECTION 2.2 as a date on which the Borrower requests the Banks to make Loans hereunder.

      "BORROWING REQUEST" means, with respect to each Borrowing, a request made pursuant to SECTION 2.2 which request shall be in the form of EXHIBIT A.

      "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to any Eurodollar Borrowings (such as the day on which an Interest Period begins or ends) must also be a

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day on which, in the judgment of the Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

      "CAPITAL LEASE" means, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

      "CAPITALIZED LEASE OBLIGATIONS" means, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

      "CHANGE OF CONTROL" means the occurrence of either of the following events at any time after the execution and delivery of this Credit Agreement: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and including holding proxies to vote for the election of directors) of fifteen percent (15%) or more of the outstanding common stock of the Borrower or (ii) fifteen percent (15%) or more of the board of directors of the Borrower shall consist of Persons not nominated by the Borrower.

      "CHASE" means The Chase Manhattan Bank.

      "CHANDELEUR CONTRACT" means that certain Gas Gathering Agreement dated as of February 10, 1995 among the Borrower, Operating and Chevron Natural Gas Pipe Line Company, formerly known as Chandeleur Pipe Line Company, pursuant to which Chevron Natural Gas Pipe Line Company has purchased, and Borrower and Operating have sold, gas gathering capacity and services as more particularly set forth in the Chandeleur Contract.

      "CLOSING DATE" means October 31, 1996.

      "CODE" means Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

      "COLLATERAL" means all Property which is subject to a Lien in favor of the Agent for the benefit of the Banks or which, under the terms of any Security Document, is purported to be subject to such a Lien.

      "COMMITMENT" means, when used with reference to any Bank at the time any determination thereof is to be made, the amount of such Bank's Commitment hereunder to extend credit to the Borrower by means of Loans or participations in Letters of Credit, which, subject to SECTIONS 2.6 and 9.1, shall be an amount equal to the amount set forth opposite the name of such Bank under the heading "Amount of Commitment" on SCHEDULE 1.1 to this Credit Agreement.

      "COMMITMENT FEE RATE" shall have the meaning specified in SECTION 2.5(A) hereof.

      "COMMITMENT PERCENTAGE" means, as to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment set forth on the signature pages hereto, and the denominator of which shall be the Total Commitment.

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      "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning assigned to that term in SECTION 11.4(C).

      "COMMODITY HEDGE TRANSACTION" means with respect to any Person, a transaction pursuant to which such Person or any of its Subsidiaries hedge the price to be received by them for future production of Hydrocarbons, including price swap agreements under which such Person or its Subsidiaries agree to pay a price for a specified amount of Hydrocarbons determined by reference to a recognized market on a specified future date and the contracting counterparty agrees to pay such Person or its Subsidiaries a fixed price for the same or similar amount of Hydrocarbons.

      "COMPLIANCE CERTIFICATE" shall have the meaning assigned to that term in
SECTION 6.2(B).

      "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Subsidiaries. References herein to a Person's Consolidated financial statements, financial positions, financial condition, liabilities, etc. refer to the consolidated financial statements, financial positions, financial condition, liabilities, etc. of such Person and its properly consolidated Subsidiaries.

      "CONSOLIDATED ASSETS" means, when used with respect to the Borrower, all items which should be classified as assets on the Consolidated financial statements of the Borrower and its Subsidiaries, all as determined in conformity with GAAP.

      "CONSOLIDATED EQUITY" means, with respect to the Borrower, at anytime, the Consolidated Assets of the Borrower and its Subsidiaries LESS the Consolidated Liabilities of the Borrower and its Subsidiaries.

      "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Borrower and its Subsidiaries, for any fiscal period, the aggregate amount of all costs, fees and expenses paid by the Borrower and its Subsidiaries in such fiscal period which are classified as interest expense on the Consolidated financial statements of the Borrower and its Subsidiaries, all as determined in conformity with GAAP.

      "CONSOLIDATED LIABILITIES" means, when used with respect to the Borrower and its Subsidiaries, all items which should be classified as liabilities on the Consolidated financial statements of the Borrower and its Subsidiaries, all as determined in conformity with GAAP.

      "CONSOLIDATED NET INCOME" means, for any fiscal period, without duplication, the net earnings (or loss) after taxes from all operations of Borrower and its Subsidiaries on a Consolidated basis for such period determined in conformity with GAAP.

      "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to the Borrower, at any time, the Consolidated Equity of Borrower and its Subsidiaries, at such time, less the Consolidated Intangible Assets of Borrower and its Subsidiaries at such time. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining Consolidated Equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expenses.

      "CONTRACTUAL OBLIGATION" as applied to any Person, means any provision of any stock or other securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or

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any of its Properties is bound, or to which it or any of its Properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its Properties).

      "CREDIT AGREEMENT" means this Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP. Debt includes, without limiting the foregoing, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services or which is evidenced by a note, bond, debenture or similar instrument, (including Environmental Liabilities and liabilities to the PBGC), (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Guarantee Obligations of such Person,
(f) indebtedness with respect to payments received in consideration of Hydrocarbons yet to be produced from the Oil and Gas Interests at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), (g) indebtedness with respect to other obligations to deliver goods or services in consideration of advance payments therefor, and (h) all net payments or amounts due and payable by Borrower or any Subsidiary of Borrower in respect of Interest Hedge Agreements and/or Commodity Hedge Transactions. The Debt of a Person shall also include all liabilities of such Person as a general or venture partner of a partnership or joint venture for the obligations of such partnership or joint venture of the nature described in subclauses (a) through (h) above. The Debt of a Person shall NOT include (i) trade payables and expense accruals incurred or assumed in the ordinary course of such Person's business, PROVIDED such payables have been outstanding for one hundred twenty (120) days or less since the date that such payable was incurred on ordinary trade terms and is owed by the Person incurring the same to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business or (ii) bonds, letters of credit or deposits posted in favor of the United States of America or any state securing obligations to plug abandoned wells or obligations to clean up and restore the land on which such wells are located.

      "DEBTOR RELIEF LAWS" means the Bankruptcy Code and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

      "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

      "DEFAULT RATE" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Borrowings with an Interest Period extending beyond the date such Eurodollar Borrowing becomes due and payable, "Default Rate" means two percent (2.0%) per annum plus the related Eurodollar Rate. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

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      "DESIGNATED CONTRACTS": means the following agreements (whether one or more) relating to the Borrowing Base Properties, as the same may, subject to
SECTION 7.10, be amended, supplemented, restated or otherwise modified from time to time:

            (i)  All material Production Sales Contracts;

            (ii) The Chandeleur Contract;

            (iii) All organizational documents, including without limitation, all articles/certificates of incorporation, bylaws, partnership agreements, limited liability company agreements, joint venture documents or management agreements, governing the Borrower or any Subsidiary Guarantor;

            (iv) All operating agreements, agency agreements, and joint operating agreements and other similar agreements customary in the oil and gas industry and entered into in the ordinary course of business which are material to the Borrowing Base Properties;

            (v) All fee leases, area of mutual interests agreements, joint development/drilling agreements, farm out agreements, and farm in agreements and other similar arrangements customary in the oil and gas industry and entered into in the ordinary course of business which are material to the Borrowing Base Properties;

            (vi) All transportation, processing agreements, product sale agreements, tolling agreements and throughput agreements which are material to the Borrowing Base Properties; and

            (vii) All pipeline, gas gathering, water disposal and other easements, rights of way, surface damage, water disposal and surface use agreements which are material to the Borrowing Base Properties.

      "DETERMINATION" means any Periodic or Special Determination.

      "DETERMINATION DATE" means (a) each May 15 and November 15, and (b) with respect to any Special Determination, forty-five (45) Business Days following the date of a request for a Special Determination.

      "DISCLOSURE SCHEDULE" means (a) SCHEDULE 1.2 hereto and (b) any documents listed on such schedule and expressly incorporated therein by reference, so long as the Borrower has heretofore delivered true, correct and complete copies of such document to the Banks. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Loan Documents delivered as of a date after the date hereof, the term "DISCLOSURE SCHEDULE" shall in such representations and warranties be deemed to refer as well to all other documents, PROVIDED, that the Borrower has at the time in question delivered true, correct and complete copies of all such documents to the Banks.

      "DISTRIBUTION" means (i) any dividend or distribution payable in cash, obligations or Property with respect to any shares of capital stock of the Borrower or any Subsidiary of the Borrower (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid), any other distribution made with respect to any shares of capital stock of the Borrower or any Subsidiary of the Borrower, or any purchase, redemption or retirement of,

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or other payment with respect to, any shares of capital stock of the Borrower or any Subsidiary of the Borrower and/or (ii) (A) any payment or prepayment of principal, premium, or penalty on any Subordinated Obligations or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Obligations (including, without limitation, the setting aside of assets or the deposit of funds therefor) and (B) prepayment of interest on any of the Subordinated Obligations.

      "DOLLARS" and the symbol "$" shall mean the lawful currency of the United States.

      "EBITDA" means, with respect to the Borrower on a Consolidated basis for any fiscal period, without duplication, Consolidated Net Income of Borrower PLUS
(ii) Borrower's Consolidated depreciation, depletion, amortization and other non-cash items reducing Consolidated Net Income PLUS (iii) Consolidated Interest Expense PLUS (iv) Consolidated income tax expense, all determined in accordance with GAAP.

      "EFFECTIVE DATE" means the date on which all of the conditions precedent to the making of the Loans set forth in ARTICLE IV are first satisfied or waived by the Banks and the initial Loans are made.
      "ENGINEERING REPORT" means the Initial Engineering Report and each engineering report delivered pursuant to SECTION 6.2(D).

      "ENVIRONMENTAL LAWS" means any federal, state, local or tribal statute, law, rule, regulation, ordinance, code, permit, consent, approval, license, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, injunction, consent decree or judgment, or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

            (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Materials, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

            (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Materials (or of equipment or apparatus containing Hazardous Materials); or

            (iii) otherwise relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 ET SEQ., as amended, the Clean Water Act, 33 U.S.C. ss.ss. 1251 ET SEQ., as amended, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 ET SEQ., as amended,; the Clean Air Act, 42 U.S.C. ss.ss. 7401 ET SEQ., as amended, the federal WatER Pollution Control Act, 33 U.S.C. ss.1251 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f ET SEQ., as amended, the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 ET SEQ., as amended, the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. ss.1671 ET SEQ., as amended,

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      the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss.
      136 ET SEQ., as amended, and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 ET SEQ., as amended, and all comparable statutes of the States of Alabama, Colorado, Louisiana, Mississippi, Oklahoma, Texas and Utah, and all comparable local Requirements of Law in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any real Property of the Borrower or any Subsidiary of the Borrower is located.

      "ENVIRONMENTAL LIABILITIES" means with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for Property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding) , whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

      "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Materials into the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

      "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by any Loan Party or any Affiliate thereof with respect to which any Loan Party has a fixed or contingent liability.

      "EURODOLLAR BORROWING" means a Borrowing comprised of Eurodollar Loans.

      "EURODOLLAR LOANS" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "EURODOLLAR RATE" means, with respect to each particular Eurodollar Borrowing and the associated Eurodollar Unadjusted Rate and Reserve Percentage, the rate per annum calculated by the Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

                  (EURODOLLAR UNADJUSTED RATE  +  APPLICABLE MARGIN)
                   ------------------------------------------------
                              (100.0% - Reserve Percentage)

If the Reserve Percentage changes during the Interest Period for a Eurodollar Borrowing, the Banks may, at their option, either change the Eurodollar Rate for such Eurodollar Borrowing or leave it unchanged

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for the duration of such Interest Period. The Eurodollar Rate shall in no event, however, exceed the Highest Lawful Rate.

      "EURODOLLAR UNADJUSTED RATE" means, with respect to each Eurodollar Borrowing comprised of Eurodollar Loans and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by the Agent that, in the Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

      "EVENT OF DEFAULT" has the meaning given it in SECTION 9.1.

      "EXISTING LITIGATION" means all material actions, suits, proceedings, governmental investigations or arbitrations pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary of the Borrower, which Existing Litigation is disclosed in the DISCLOSURE SCHEDULE hereto.

      "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning specified in the definition of the term "BASE RATE".

      "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

      "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

      "FUNDED DEBT" means, at any time, without duplication and with respect to the Borrower and its Subsidiaries on a Consolidated basis, Debt in any of the following categories:

      (a) Debt of such Person for borrowed money or for the deferred purchase price of Property or services;

      (b) Debt of such Person which is evidenced by a note, bond, debenture or similar instrument, but excluding bonds or deposits posted in favor of the United States of America or any state securing obligations to plug abandoned wells or obligations to clean up and restore the land on which such wells are located;

      (c)   Debt of such Person in respect of Capitalized Lease Obligations;

      (d) Debt of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, except letters of credit in favor of the United States of America or any state securing obligations to plug abandoned wells or obligations to clean up and restore the land on which such wells are located;

      (e) all liabilities of such Person as a general partner of a partnership or joint venture for the obligations of such partnership or joint venture of the nature described in subclauses (a) through (d) above; and

      (f) all Guarantee Obligations of such Person with respect to Debt described in subclauses (a) through (e) above.

      "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower, any Subsidiary of the Borrower or the Borrower and its Consolidated Subsidiaries taken as a whole, may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Required Banks and the Required Banks agree to such change insofar as it affects the accounting of the Borrower, any Subsidiary of the Borrower or of the Borrower and its Consolidated Subsidiaries taken as a whole.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof (including, without limitation, the Tribe) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GUARANTEE OBLIGATION" means, as applied to Borrower or any of its Subsidiaries, any Contractual Obligation, contingent or otherwise, of Borrower or such Subsidiary of Borrower with respect to any Debt or other obligation or liability of another, including, without limitation, any such Debt, obligation or liability directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by Borrower or such Subsidiary of Borrower, or in respect of which Borrower or such Subsidiary of Borrower is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

      "HAZARDOUS MATERIALS" means (1) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R.. ss.172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., as amended; the Clean Air Act, 42 U.S.C. ss.7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C. ss.651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. ss.1671 et seq., as amended; (2) all substances, materials, contaminants or wastes listed in all comparable statutes of the States of Alabama, Colorado, Louisiana, Mississippi, Oklahoma, Texas and Utah and in comparable local Requirements of Law in such states; (3) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (4) Hydrocarbons; (5) natural gas, synthetic gas, and any mixtures thereof; (6) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (7) PCB's, or PCB containing materials or fluids; (8) radon; (9) naturally occurring radioactive material, radioactive substances or waste; (10) salt water and other oil and gas wastes and (11) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

      "HIGHEST LAWFUL RATE" means, as of a particular date and as to any Bank, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by such Bank in connection with its Loans.

      "HYDROCARBONS" means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other minerals.

      "INCC" means Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation.

      "INCC CREDIT AGREEMENT" shall have the meaning assigned to that term in the first Recital to this Credit Agreement.

      "INITIAL ENGINEERING REPORTS" means, collectively, (i) the engineering report concerning certain Oil and Gas Interests of the Loan Parties prepared by Huddleston & Co., Inc. as of December 31, 1995, and (ii) the engineering report concerning certain Oil and Gas Interests of the Loan Parties prepared by the personnel of Borrower as of June 30, 1996.

      "INITIAL FINANCIAL STATEMENTS" means the audited annual Consolidated financial statements of the Borrower dated as of December 31, 1995 and the quarterly Consolidated financial statements of the Borrower dated as of June 30, 1996.

      "INTERCOMPANY LOAN DOCUMENTS" means (a) the Intercompany Notes, (b) any other promissory notes executed by a Subsidiary Guarantor and payable to the order of the Borrower to evidence Intercompany Loans, and (c) all other documents, instruments and agreements which evidence secure or otherwise pertain to the Intercompany Loans.

      "INTERCOMPANY LOANS" means revolving loans made by the Borrower to the Subsidiary Guarantors in a maximum principal amount not to exceed the Total Commitment, evidenced by the Intercompany Loan Documents.

      "INTERCOMPANY NOTES" means collectively (a) that certain promissory note dated October 31, 1996, in the original principal sum of $50,000,000 executed by Operating and payable to the order of the Borrower; and (b) that certain promissory note dated October 31, 1996, in the original principal sum of $50,000,000 executed by Offshore and payable to the order of the Borrower.

      "INTERCOMPANY OBLIGATIONS" means any obligation held by the Borrower with respect to which the obligor is a Subsidiary Guarantor, whether evidenced by a promissory note or other instrument, by open account or otherwise.

      "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "INTEREST PAYMENT DATE" means (a) as to any Base Rate Borrowing or Base Rate Loan, the last day of each March, June, September and December to occur while such Base Rate Borrowing or Base Rate Loan is outstanding, (b) as to any Eurodollar Borrowing or Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Borrowing or Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

      "INTEREST PERIOD" means with respect to any Eurodollar Borrowing or Eurodollar Loan:

            (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Borrowing or Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Request or Notice of Conversion, as the case may be, given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Borrowing or Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Continuance given with respect thereto;

PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

      (1) if any Interest Period pertaining to a Eurodollar Borrowing or Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

      (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

      (3) any Interest Period pertaining to a Eurodollar Borrowing or Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "INVESTMENT" means as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect extension of credit, loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Debt and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to such Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

      "IRS" means the Internal Revenue Service or any successor agency.

      "ISSUING BANK" means Chase.

      "LC APPLICATION" means an application or agreement for a standby Letter of Credit in the form of EXHIBIT B hereto with appropriate insertions or in such other form as shall be acceptable to the Issuing Bank in its sole discretion, duly executed by the Borrower pursuant to SECTION 2.11(A).

      "LC COLLATERAL" means any amounts held by the Agent as security for LC Obligations of the Borrower.

      "LC OBLIGATIONS" means, at the time in question, the sum of the Matured LC Obligations PLUS the aggregate face amount of all Letters of Credit then outstanding.

      "LENDING OFFICE" means with respect to each Bank, the branch or branches (or Affiliate or Affiliates) from which such Bank's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which payments of principal of, and interest on, such Bank's Eurodollar Loans or Base Rate Loans are made.

      "LETTER OF CREDIT" means any stand-by letter of credit issued by the Issuing Bank pursuant to this Credit Agreement and upon an LC Application.

      "LIEN" means, with respect to any Property, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such Property or which allows him to have such Debt satisfied out of such Property prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

      "LOANS" means the loans provided for by SECTION 2.1(A) hereof.

      "LOAN DOCUMENTS" means this Credit Agreement, the Notes, any Letters of Credit, any LC Applications and reimbursement agreements executed in connection therewith, the Subsidiary Guaranty, the Security Documents, any Interest Hedge Agreements entered into with any Bank, any Commodity Hedge Transactions entered into with any Bank, each Borrowing Request, each Notice of Conversion or Continuance, all Engineering Reports, all legal opinions, and all other agreements, certificates, instruments and documents at any time delivered in connection with this Credit Agreement or any of the other foregoing documents, as the same may be amended, modified, supplemented or extended from time to time.

      "LOAN PARTIES" means any of the Borrower, Operating, Offshore and their respective Subsidiaries.

      "MARGIN STOCK" shall have the meaning given to such term under Regulation U and Regulation X.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, Properties, operations or condition (financial or otherwise) of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, or of any Subsidiary Guarantor, (b) material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which such Loan Party is a party, or (c) a material adverse effect on the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Loan Documents or a material impairment of the rights or remedies of the Agent or any of the Banks hereunder or thereunder.

      "MATERIAL CONTRACT" means any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party (i) which calls for payments to or from the Borrower or any Subsidiary of the Borrower of an amount in excess of $500,000 during any twelve month period or (ii) pursuant to which the Borrower or any Subsidiary of the Borrower acquires any right to an interest in real or personal Property or a right to obtain services if the Borrower or such Subsidiary's inability to obtain any such right could reasonably be expected to result in a Material Adverse Effect.

      "MATURED LC OBLIGATIONS" means the aggregate amount of payments theretofore made by the Issuing Bank in respect to Letters of Credit and not theretofore reimbursed by the Borrower to the Issuing Bank or deemed Loans pursuant to SECTION 2.11(D).

      "MATURITY DATE" means October 31, 2000, or the earlier termination in whole of the Commitments pursuant to the provisions of SECTIONS 2.6 OR 9.1 hereof.

      "MORTGAGE AMENDMENTS" means those three (3) certain Amendments to Mortgage, each dated as of the Effective Date from the Loan Parties in favor of the Agent for the benefit of the Banks amending the mortgage instruments listed in the Mortgage Schedule and delivered to the Agent pursuant to SECTION 4.1(O).

      "MORTGAGE SCHEDULE" means SCHEDULE 1.3 hereto.

      "MORTGAGED PROPERTIES" means all of the Borrowing Base Properties which are subject to a Lien in favor of the Agent for the benefit of the Banks or which, under the terms of any Mortgage, are purported to be subject to such a Lien.

      "MORTGAGES" means the instruments listed in the MORTGAGE SCHEDULE, as the same have been assigned to the Agent for the benefit of the Banks pursuant to the Assignment and amended pursuant to the Mortgage Amendments.

      "NOTES" means the promissory notes of the Borrower evidencing Loans, in the form of EXHIBIT C attached hereto.

      "NOTICE OF CONVERSION OR CONTINUATION" means a Notice of Conversion or Continuation in the form of EXHIBIT D signed by a Responsible Officer of the Borrower.

      "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of any of the Loan Parties or any of their respective Subsidiaries from time to time owing to any Bank under any Loan Document to which such Loan Party or such Subsidiary of such Loan Party is a party, including, without limitation,
(a) the due and punctual payment of (y) the principal of and interest on the Loans, Letters of Credit and reimbursement obligations under LC Applications, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against any of the Loan Parties or any of their respective Subsidiaries under the Bankruptcy Code and all other applicable Debtor Relief Laws, (and) all other monetary obligations of any of the Loan Parties or any of their respective Subsidiaries to any Bank under this Credit Agreement and each of the other Loan Documents to which such Loan Party or such Subsidiary is a party, including any and all fees, costs, expenses and indemnities, (b) the due and punctual performance of all other obligations of any of the Loan Parties or any of their respective Subsidiaries under this Credit Agreement and each other Loan Document to which such Loan Party or such Subsidiary is a party, (c) the due and punctual payment and performance of any and all present or future obligations of any Loan Party according to the terms of any Commodity Hedge Transaction now existing or hereafter entered into between such Loan Party, on the one hand, and a Bank (or an Affiliate of such Bank) on the other, and (d) the due and punctual payment and performance of any and all present or future obligations of any Loan Party according to the terms of any present or future Interest Hedge Agreements permitted by the terms of this Credit Agreement to be entered into between such Loan Party, on the one hand, and a Bank (or an Affiliate of such Bank) on the other. "Obligation" means any part of the Obligations.

      "OFFSHORE" means Callon Offshore Production, Inc., a Mississippi corporation, a wholly-owned Subsidiary of Operating.

      "OIL AND GAS INTERESTS" means with respect to any Person, any and all rights, estates, titles and interests in any oil wells, gas wells, oil and gas wells, Hydrocarbons, and other mineral leaseholds and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons, whether any of the same be real or personal, now owned or hereafter acquired by such Person, directly or indirectly, of record or beneficially, including Oil and Gas Interests owned, acquired or held through a joint venture, partnership or other entity of which such Person or any of its Subsidiaries is a partner or owner, together with rights, titles and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all Properties covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

      "OPERATING" means Callon Petroleum Operating Company, a Delaware corporation.

      "PERMITTED INVESTMENTS" means Investments:

            (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc;

            (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America ("GOVERNMENT SECURITIES");

            (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by, (i) any Bank, (ii) any other domestic commercial bank of recognized standing whose deposits are insured through the FDIC, or any successor thereto, and having (either itself or its holding company) on the date of such Investment capital and surplus in excess of $250,000,000 and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Corporation or Moody's Investor's Service, Inc. or (iii) any other foreign commercial bank of recognized international standing having capital and surplus in excess of $450,000,000, and long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency), in each case maturing within one year from the date of acquisition thereof; and

            (d) "Money-market mutual funds" investing at least 95% of the mutual fund assets in instruments of the types described in subparagraphs (a) through (c) above.

      "PERIODIC DETERMINATION" means any determination of the Borrowing Base pursuant to SECTION 3.2.

      "PERSON" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

      "PREFERRED STOCK" means the 1,315,500 shares of $2.125 Convertible Exchangeable Preferred Stock, Series A issued by Callon Petroleum Company pursuant to the prospectus dated November 21, 1995.

      "PRODUCTION SALES CONTRACTS" means all Hydrocarbon sales agreements and Hydrocarbon or water gathering, treatment and/or transportation agreements now existing or hereafter entered into by or on behalf of any Loan Party covering the Borrowing Base Properties of the Loan Parties.

      "PROHIBITED LIEN" means any Lien not expressly allowed under SECTION 7.2.

      "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "PROVED DEVELOPED BEHIND PIPE HYDROCARBON RESERVES" means Proved Hydrocarbon Reserves which are recoverable from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

      "PROVED DEVELOPED HYDROCARBON RESERVES" means collectively, the Proved Developed Producing Hydrocarbon Reserves and the Proved Developed Non-Producing Hydrocarbon Reserves.

      "PROVED DEVELOPED NON-PRODUCING HYDROCARBON RESERVES" means the summation of Proved Developed Behind Pipe Hydrocarbon Reserves and Proved Developed Shut-in Hydrocarbon Reserves.

      "PROVED DEVELOPED PRODUCING HYDROCARBON RESERVES" means those Proved Hydrocarbon Reserves which are recoverable from completion intervals currently open and producing to market. Improved recovery reserves are considered to be producing only after an improved recovery project has been installed and is in operation.

      "PROVED DEVELOPED SHUT-IN HYDROCARBON RESERVES" means Proved Hydrocarbon Reserves that are recoverable from completion intervals open as of the date of estimation, but which are not producing as of such date.

      "PROVED HYDROCARBON RESERVES" means, with respect to the Oil and Gas Interests of each of the Loan Parties, those recoverable Hydrocarbons which have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs. Reserves that can be produced economically through the application of established improved recovery techniques are included in the proved classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based, and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplement natural reservoir including (1) pressure maintenance, (2) cycling and
(3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

      "PROVED RESERVES" means collectively the Proved Developed Hydrocarbon Reserves and the Proved Undeveloped Hydrocarbon Reserves.

      "PROVED UNDEVELOPED HYDROCARBON RESERVES" means Proved Hydrocarbon Reserves that are recoverable (i) by new wells on undrilled acreage, (ii) by replacement wells on previously drilled and producing acreage or (iii) from existing wells where a relatively large expenditure is required for recompletion and from acreage where the application of an improved recovery technique is planned and the costs required to place the project in operation are relatively large. Proved Undeveloped Hydrocarbon Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Hydrocarbon Reserves for other undrilled units are Proved Undeveloped Hydrocarbon Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

      "PURCHASING BANKS" means as defined in SECTION 11.4(C).

      "REGISTER" shall have the meaning assigned to that term in SECTION 11.4(F) hereof.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

      "REGULATION G" means Regulation G of the Board (respecting margin credit extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "REGULATION U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "REGULATION X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "REIMBURSABLE TAXES" shall have the meaning assigned to that term in
SECTION 2.15 hereof.

      "RELEASE" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the environment or into or out of any real Property of any Loan Party or any Subsidiary of any Loan Party, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater and/or land which could reasonably be expected to form the basis of an Environmental Liability against any of the Loan Parties or any Subsidiary of any of the Loan Parties.

      "REMEDIAL ACTION" means any action to (i) clean up, remove, treat or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

      "REPORTABLE EVENT" means any of the events set forth in Section 4043 or
Section 4068(f) of ERISA for which the thirty day notice requirement of 29 C.F.R. ss.2615.3 has not been waived.

      "REQUIRED BANKS" means, at any time, Banks holding at least sixty-six and two-thirds percent (662/3%) of the Utilized Credit or, if there is no Utilized Credit outstanding hereunder, Banks holding at least sixty-six and two-thirds percent (662/3%) of the Total Commitment.

      "REQUIREMENT OF LAW" means as to any Person, the certificate of incorporation, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any federal, state or local law, treaty, rule or regulation, permit or other binding determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

      "RESPONSIBLE OFFICER" means with respect to any Loan Party, the chief executive officer, the president, any vice president or the chief financial officer of such Loan Party.

      "RESERVE PERCENTAGE" means, on any day with respect to each particular Eurodollar Borrowing or Eurodollar Loan, as the case may be, the maximum reserve requirement, as determined by the Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to the Agent under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Eurodollar Borrowing, were the Agent to have any such "Eurocurrency Liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

      "RECOGNIZED RESERVE VALUE" means, with respect to all Borrowing Base Properties of the Loan Parties, the pre-tax value of such properties determined in all material respects in accordance with Financial Accounting Standards Board Statement 69, generally known as the "standardized measure of discounted cash flow" and the rules and regulations of the Securities and Exchange Commission.

      "SECURITY AGREEMENT - INTERCOMPANY OBLIGATIONS" means that certain Security Agreement Intercompany Obligations of even date herewith, executed by the Borrower in favor of the Agent for the benefit of the Banks to secure the Obligations substantially in the form of EXHIBIT E, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

      "SECURITY DOCUMENTS" means the Security Agreement - Intercompany Obligations, the Mortgages and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party to the Agent for the benefit of the Banks in connection with this Credit Agreement or any transaction contemplated hereby to secure the payment of any part of the Obligations or the performance of any Loan Parties's other duties and obligations under the Loan Documents to which such Loan Party is a party.

      "SPECIAL DETERMINATION" means any determination of the Borrowing Base pursuant to SECTION 3.3.

      "SUBORDINATED OBLIGATIONS" shall have the meaning specified in SECTION 7.1(I) hereof.

      "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

      "SUBSIDIARY GUARANTORS" means Operating, Offshore and such other Persons who has guaranteed some or all of the Obligations, including any Subsidiary of the Borrower which, with the concurrence of the Required Banks, now or hereafter executes and delivers an Instrument of Joinder of the Subsidiary Guaranty in the form of Exhibit A to the Subsidiary Guaranty pursuant to the provisions of
SECTION 8.5.

      "SUBSIDIARY GUARANTY" means the guaranty of the Obligations executed by each Subsidiary of the Borrower, now or hereafter existing, in favor of the Agent for the benefit of the Banks to secure the Obligations substantially in the form of EXHIBIT F, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

      "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Loan Party or of any Affiliate of any Loan Party from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERlSA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

      "TOTAL COMMITMENT" means $50,000,000, as the same may be reduced from time to time pursuant to SECTION 2.6, PROVIDED, HOWEVER, that so long as Chase is the sole Bank party to this Credit Agreement, the Total Commitment shall not exceed $30,000,000.

      "TYPE" means shall have the meaning assigned to such term in SECTION 1.6 hereof.

      "UNITED STATES" and "U.S." means the United States of America.

      "UNUSED AVAILABILITY" means, at any time, an amount equal to (i) the Borrowing Base in effect at that time, MINUS (ii) the Utilized Credit.

      "UTILIZED PERCENTAGE OF BORROWING BASE" means on any date, (i) the amount of Utilized Credit on such day divided by (ii) the Borrowing Base in effect on such day.

      "UTILIZED CREDIT" means, at the time in question, without duplication, an amount equal to the sum of (i) the aggregate principal amount then outstanding on Loans PLUS (ii) the aggregate LC Obligations then outstanding.

      SECTION 1.2. EXHIBITS AND SCHEDULES: ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Credit Agreement are a part hereof for all purposes. Reference is hereby made to the MORTGAGE SCHEDULE for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

      SECTION 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Credit Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

      SECTION 1.4. REFERENCES AND TITLES. All references in this Credit Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Credit Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Credit Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Credit Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      SECTION 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans shall be made on the basis of actual day elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of fees and of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Unless the Required Banks otherwise consent in writing all financial statements and reports furnished to the Banks hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

      SECTION 1.6. TYPES OF BORROWINGS. Borrowings hereunder are distinguished by "Type". The "Type" of a Borrowing refers to the determination whether such Borrowing is comprised of Eurodollar Loans or Base Rate Loans based on the method by which the accrued interest on such Borrowing is calculated.

                                  ARTICLE II

                                  COMMITMENTS

      SECTION 2.1.  REVOLVING LOANS AND LETTERS OF CREDIT.

      (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Bank agrees, severally and not jointly, to make its Commitment Percentage of advances to the Borrower (collectively, the "LOANS"), at any time and from time to time on and after the Effective Date and up to, but excluding, the Maturity Date, in an aggregate principal amount at any one time outstanding not to exceed such Bank's Commitment Percentage of an amount equal to the Borrowing Base then in effect. Notwithstanding the foregoing, Borrower shall not be entitled to obtain a Loan(s) from a Bank and no Bank shall be permitted to make Loans to Borrower in an amount which, after giving effect to such Loan(s), would cause the Utilized Credit to exceed the Borrowing Base then in effect. Except as otherwise provided in this Credit Agreement, the Loans shall mature and be due and payable in full on the Maturity Date. Until the Maturity Date, the Commitments of the Banks are revolving in nature and, within the limits set forth above and subject to the terms and provisions of this Credit Agreement, the Borrower may borrow, repay and reborrow hereunder. Each Borrowing comprised of Loans shall be made in accordance with the procedures set forth in SECTION
2.2 and shall be in an aggregate principal amount (x) in the case of a Base Rate Borrowing, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Unused Availability is less than $500,000, such lesser amount) and (y) in the case of a Eurodollar Borrowing, $500,000 or a whole multiple of $500,000 in excess thereof. The Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with SECTIONS 2.2 AND 2.4.

      (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Issuing Bank agrees to issue Letters of Credit upon the request of the Borrower for the account of any Loan Party at any time and from time to time on and after the Effective Date and up to, but excluding, the Maturity Date. Each Bank (other than the Issuing Bank) severally agrees, on the terms and conditions hereinafter set forth, to purchase participations in the Letters of Credit issued by the Issuing Bank pursuant to
SECTION 2.11 in an aggregate amount not to exceed such Bank's Commitment Percentage of an amount equal to the Borrowing Base then in effect reduced by the aggregate principal amount then outstanding on Loans. No Letter of Credit will be issued, and the Issuing Bank shall have no obligation to issue any Letter of Credit, in a face amount which, after giving effect to the issuance of such Letter of Credit, would cause the Utilized Credit to exceed the Borrowing Base then in effect. On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, and, irrespective of whether such Letter of Credit has expired or terminated, if same has been drawn upon prior to its expiration or lawful termination and the amount so drawn has not been reimbursed to the Issuing Bank, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the LC Obligations.

      SECTION 2.2.  BORROWING PROCEDURE FOR LOANS.
      (a) In order to effect a Borrowing(s), the Borrower shall submit a Borrowing Request in writing or by telecopy (or telephone notice promptly confirmed in writing or by telecopy) to the Agent, (i) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York time, three (3) Business Days before the Borrowing Date specified in the Borrowing Request for such proposed Eurodollar Borrowing(s) and (ii) in the case of a Base Rate Borrowing, not later than 1:00 p.m., New York time, on the Borrowing Date specified in the Borrowing Request for such proposed Base Rate Borrowing. Such Borrowing Request shall be irrevocable and shall in each case refer to this Credit Agreement and specify (w) whether the Borrowing(s) then being requested are to be Eurodollar Borrowing(s), or Base Rate Borrowing(s), or a combination thereof, (x) the Borrowing Date of such Borrowing(s) (which shall be a Business
Day), (y) the aggregate principal amount of such Borrowing(s) and (z) in the case of Eurodollar Borrowings, the Interest Periods with respect thereto. If no Interest Period with respect to any Eurodollar Borrowing(s) is specified in any such Borrowing Request, then the Borrower shall be deemed to have selected an Interest Period of one (1) month's duration. The Agent shall promptly advise the Banks of any Borrowing Request given pursuant to this SECTION 2.2 and of each Bank's Commitment Percentage of the requested Borrowing(s) by telecopy (or telephone notice promptly confirmed in writing or by telecopy).

      (b) Each Bank may at its option make any Eurodollar Loan by causing any Lending Office of such Bank to make such Eurodollar Loan; PROVIDED, HOWEVER, that any exercise of such option shall not affect the obligation of the Borrower to repay such Eurodollar Loan in accordance with the terms of this Credit Agreement and the applicable Notes.

      (c) No later than 2:00 p.m., New York time, on the Borrowing Date specified in each Borrowing Request, each Bank will make available to the Agent its Commitment Percentage of the Loans comprising the Borrowing(s) requested to be made on such date, in Dollars and immediately available funds. Upon fulfillment of the applicable conditions set forth in ARTICLE IV, the Agent will make the proceeds of each Borrowing so requested available to the Borrower on the Borrowing Date or, if a Borrowing shall not occur on such Borrowing Date because any condition precedent specified in ARTICLE IV to this Credit Agreement shall not have been met, the Agent will return the amounts so received to the respective Banks as soon as practicable. All Borrowings shall be made by the Banks pro rata in accordance with such Bank's Commitment Percentage of the Loans comprising such Borrowing. Unless the Agent shall have received notice from a Bank prior to any proposed Borrowing Date that such Bank will not make available to the Agent such Bank's Commitment Percentage of such Borrowing, the Agent may assume that such Bank has made its Commitment Percentage available to the Agent on such Borrowing Date in accordance with this paragraph (c) and the Agent, in reliance upon such assumption, may, (but under no circumstances shall the Agent be obligated to) make available to the Borrower on such Borrowing Date a corresponding amount. Each of such Bank and the Borrower agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent (i) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing(s) and (ii) in the case of such Bank, at the Federal Funds Effective Rate. Upon such Bank's repayment to the Agent of such corresponding amount, such amount shall constitute such Bank's Commitment Percentage of such Borrowing for purposes of this Credit Agreement.

      SECTION 2.3. USE OF PROCEEDS. The Borrower shall use all funds from Loans to (a) refinance and extend the existing indebtedness and letters of credit of the Borrower and its Subsidiaries to INCC under the INCC Credit Agreement, (b) fund the general corporate needs of the Loan Parties, and (c) to fund Letters of Credit issued for the account of any Loan Party hereunder drawn upon before the Maturity Date. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any Margin Stock) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such Margin Stock. The Borrower represents and warrants to the Agent and each Bank that the Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such Margin Stock.

      SECTION 2.4. CONVERSIONS OR CONTINUATION OF BORROWINGS.

      (a) Subject to the other provisions of this Credit Agreement, the Borrower may elect from time to time to convert (i) all or any part of Eurodollar Loans which comprise part of the same Eurodollar Borrowing to a Borrowing comprised of Base Rate Loans and (ii) all or any part of Base Rate Loans which comprise part of the same Borrowing to a Borrowing comprised of Eurodollar Loans, PROVIDED, HOWEVER, in each case that any such conversion of Eurodollar Loans comprising a Eurodollar Borrowing shall only be made on the last day of the applicable Interest Period with respect thereto. All or any part of a Borrowing may be converted as provided herein, PROVIDED that no Borrowing may be converted into a Eurodollar Borrowing when any Default or Event of Default has occurred and is continuing.

      (b) Any Eurodollar Borrowing may be continued as such effective upon the expiration of the applicable Interest Period with respect thereto; PROVIDED, that no Eurodollar Borrowing may be continued as such when any Default or Event of Default has occurred and is continuing, but in such event shall be automatically converted to a Borrowing comprised of Base Rate Loans on the last day of the then current Interest Period with respect thereto.

      (c) In order to elect to convert or continue an Eurodollar Borrowing, or any portion thereof, under this SECTION 2.4, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent not later than 12:00 p.m., New York time, at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or continuation of, an Eurodollar Borrowing. Each such Notice of Conversion or Continuation shall be by telecopy (confirmed thereafter by a delivery of the original of such Notice of Conversion or Continuation by United States mail or a reputable courier) and shall specify (v) the date of the requested conversion or continuation (which shall be a Business Day), (w) the amount and the Borrowing to be converted or continued, (y) whether a conversion or continuation is requested, and, if a conversion, into what Type of Borrowing and (z) in the case of a conversion to, or a continuation of, an Eurodollar Borrowing, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this SECTION 2.4, the Agent shall provide each Bank with a copy thereof.

      (d) No Borrowing, or any portion thereof, may be converted into an Eurodollar Borrowing if, after giving effect to such conversion, there would be more than eight (8) Eurodollar Borrowings outstanding at such time.

      (e) If the Borrower shall fail to deliver a timely Notice of Conversion or Continuation with respect to any Eurodollar Borrowing, the Borrower shall be deemed to have elected to convert such Eurodollar Borrowing to a Base Rate Borrowing on the last day of the Interest Period with respect to such Eurodollar Borrowing.

      (f) For purposes of this SECTION 2.4, Eurodollar Borrowings having different Interest Periods, regardless of whether they commence on the same date or are of the same Type shall be considered Eurodollar Borrowings of different Types.

      SECTION 2.5. FEES.

      (a) In consideration of each Bank's Commitment to make Loans, the Borrower will pay to Agent for the account of each Bank a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Bank's Commitment Percentage of the Unused Availability on each day from the Effective Date up to, but excluding, the Maturity Date, determined for such day by deducting from the amount of the Borrowing Base at the end of such day the Utilized Credit at the end of such day. This commitment fee shall be due and payable in arrears on or before the fifteenth day of the next succeeding Fiscal Quarter, on the date of each reduction in the Total Commitment and at maturity (by acceleration or otherwise). The applicable "COMMITMENT FEE RATE" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

UTILIZED PERCENTAGE OF BORROWING BASE        APPLICABLE COMMITMENT FEE RATE

Less than fifty percent (50%)                one-fourth of one percent (0.25%)
                                             per annum

Greater than or equal to                     three-eighths of one percent
fifty percent (50%)                          (0.375%) per annum


      (b) The Borrower agrees to pay (i) to the Agent for the account of the Banks a Letter of Credit fee for the issuance and maintenance of each Letter of Credit, in an amount equal to the greater of (x) $500.00 and (y) one percent (1.00%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated (such fees shall be prorated for any period less than a full year) and (ii) to the Issuing Bank as a fronting fee for the issuance of each Letter of Credit, in an amount equal to one-eighth of one percent (.125%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated (such fees shall be prorated for any period less than a full year). The Agent shall pay to each Bank its Commitment Percentage of the Letter of Credit fees paid pursuant to SECTION 2.5(B)(I). The Agent shall pay to the Issuing Bank the Letter of Credit fees paid pursuant to SECTION 2.5(B)(II).

      (c) In the event the Borrower (i) requests an increase in the Borrowing Base pursuant to SECTION 3.3 to finance the acquisition of oil and gas properties having a value of $2,000,000 or more, and the Banks, in their sole discretion, determine that it is necessary to include value attributable to the oil and gas properties to be acquired in the Borrowing Base to grant such increase, or (ii) requests more than one (1) increase in the Borrowing Base pursuant to SECTION 3.3 in any twelve month period commencing November 15, 1996, the Banks may condition such increase on the payment by Borrower to Agent, for the ratable benefit of each Bank of a fee in an amount which the Banks determine reasonably compensates them for the time and expense associated with the evaluation of the oil and gas properties to be acquired; provided that such fee shall not exceed one-half of one percent (0.50%) of the amount of the increase. The right of the Banks to require the payment of the fee contemplated by this
SECTION 2.5(C) shall not limit or impair the discretion of the Banks to determine the Borrowing Base pursuant to SECTIONS 3.2 and

3.3, including the right of the Banks to condition any increase in the Borrowing Base on such other conditions precedent as they shall deem necessary or appropriate under the circumstances.

      (d) The Borrower shall pay when due to the Agent such other fees as shall have been separately agreed by the Agent and the Borrower in writing.

      SECTION 2.6. TERMINATION OR REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right upon not less than three (3) Business Days' prior written notice to the Agent, to terminate the Total Commitment or, from time to time, to reduce the amount of the Total Commitment, PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of (i) the Utilized Credit would exceed the Borrowing Base in effect at that time. Any such reduction shall be in an amount equal to $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Total Commitment is less than $2,000,000, such lesser amount) and shall reduce permanently and ratably the Commitments of the Banks then in effect.

      SECTION 2.7. OPTIONAL PREPAYMENTS. The Borrower may upon one (1) Business Day's notice to the Agent, from time to time prepay the Notes, in whole or in part, so long as each partial prepayment of principal on the Notes is greater than or equal to $100,000, and so long as the Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loans to less than $100,000 without first either (a) terminating this Credit Agreement and the Total Commitment or (b) providing assurance satisfactory to Banks in their sole discretion that the legal rights of the Agent and/or the Banks under the Loan Documents are in no way impaired by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. All prepayments under this SECTION 2.7 shall be subject to SECTION 2.16 (as to prepayments of Eurodollar Loans), but otherwise without premium or penalty.

      SECTION 2.8.  MANDATORY PREPAYMENTS.

      (a) If at any time there shall exist a Borrowing Base Deficiency, the Borrower shall, at its election, within thirty (30) Business Days after the Agent gives notice of such Borrowing Base Deficiency to the Borrower, either (1) prepay the principal outstanding on the Loans to the Agent in an amount at least equal to such excess, and, if the prepayment of the Loans is less than such excess, the Borrower shall prepay to the Agent an additional amount equal to such remaining excess, to be applied as the Agent elects to any of the various LC Obligations; PROVIDED, HOWEVER, that all such amounts applied by the Agent to the LC Obligations shall be applied (i) first to the Matured LC Obligations, and
(ii) second as LC Collateral, to be held by the Agent for the benefit of the Banks until such other LC Obligations have either (A) become Matured LC Obligations, at which time LC Collateral in the amount of such Matured LC Obligations shall be applied to such Matured LC Obligations, or (B) expired undrawn, at which time an amount of such LC Collateral equal to such expired and undrawn LC Obligations shall be promptly returned to the Borrower, or (2) provide to the Agent for the benefit of the Banks as Collateral, additional Oil and Gas Interests satisfying the requirements set forth in subclause (b) of the definition of "Borrowing Base Properties" and having collateral value (determined by the Banks in the exercise of their sole discretion and in accordance with their respective customary practices and standards for oil and gas loans, which may vary from Bank to Bank) in an amount which is at least equal to the amount of the Borrowing Base Deficiency or (3) any combination of
(1) and (2). The Borrower shall give written notice to the Agent of each election made by it pursuant to this SECTION 2.8(A) within ten (10) Business Days following receipt of the Borrowing Base Deficiency Notice from the Agent. If the Borrower shall fail to give notice to the Agent as aforesaid, the Borrower shall be deemed to have elected to prepay the Loans in accordance with subclause (1) of this SECTION 2.8(A). Each prepayment of principal under this section shall be accompanied by all interest then acquired and unpaid on the principal so prepaid.

      (b) If at any time the aggregate amount of the Utilized Credit exceeds the Total Commitment, the Borrower shall, within thirty (30) Business Days following receipt of notice from the Agent of such event, prepay the Loans in an amount equal to such excess, and, if the prepayment of the Loans is less than such excess, the Borrower shall prepay an additional amount equal to such remaining excess, to be applied as the Agent elects to any of the various LC Obligations then due and payable; PROVIDED, HOWEVER, that all such amounts applied by the Agent to the LC Obligations shall be applied (i) first to the Matured LC Obligations, and (ii) second as LC Collateral, to be held by the Agent for the benefit of the Banks until such other LC Obligations have either (A) become Matured LC Obligations, at which time LC Collateral in the amount of such Matured LC Obligations shall be applied to such Matured LC Obligations, or (B) expired undrawn, at which time an amount of such LC Collateral equal to such expired and undrawn LC Obligations shall be promptly returned to the Borrower.

      (c) Any principal or interest prepaid pursuant to this SECTION 2.8 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. In the event the Borrower fails to make such prepayment within the time period set forth above, such failure shall constitute an Event of Default hereunder without any further notice to the Borrower or the availability of any grace period with respect thereto.

      SECTION 2.9.  INTEREST RATES AND PAYMENT DATES.

      (a) Subject to the provisions of subsection (c) of this SECTION 2.9, each Loan comprising a Eurodollar Borrowing shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period.

      (b) Subject to the provisions of subsection (c) of this SECTION 2.9, each Loan comprising a Base Rate Borrowing shall bear interest at a rate per annum equal to the Base Rate for such day plus the Applicable Margin for such day.

      (c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Default Rate.

      (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this SECTION 2.9 shall be payable on demand.

      SECTION 2.10.  DETERMINATION OF INTEREST RATE.

      (a) The Agent shall as soon as practicable notify the Loan Parties and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Borrowing resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

      (b) Each determination of an interest rate by the Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to SECTION 2.9(A).

      SECTION 2.11.  ISSUING THE LETTERS OF CREDIT.

      (a) In order to effect the issuance of a Letter of Credit, the Borrower shall submit a Borrowing Request and a LC Application in writing by telecopy to the Agent (who shall promptly notify the Issuing Bank) not later than 1:00 p.m., New York time, two (2) Business Days before the requested date of issuance of such Letter of Credit. Each such Borrowing Request and LC Application shall be signed by the Borrower, specify the Business Day on which such Letter of Credit is to be issued, and specify the availability for Letters of Credit under the Borrowing Base as of the date of issuance of such Letter of Credit and the expiry date thereof which shall not be later than the earlier of (i) twelve (12) months from the date of issuance of such Letter of Credit and (ii) the Maturity Date.

      (b) Upon satisfaction of the applicable terms and conditions set forth in
ARTICLE IV, the Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business, New York time, on the date so specified. The Agent shall provide the Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereon, at sight when accompanied by the documents described therein and (ii) BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500, (AND ANY SUBSEQUENT REVISIONS THEREOF APPROVED BY A CONGRESS OF THE INTERNATIONAL CHAMBER OF COMMERCE) (THE "UCP") AND SHALL, AS TO MATTERS NOT GOVERNED BY THE UCP, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      (c) Upon the issuance date of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of the Borrower due in respect of drawings made under such Letter of Credit. If requested by the Issuing Bank, the other Banks will execute any other documents reasonably requested by the Issuing Bank to evidence the purchase of such participation.

     (d) Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which the Issuing Bank determines is in compliance with the conditions for payment thereunder, the Issuing Bank shall promptly notify the Borrower, the Agent and each Bank of the intended date of honor of such draft and the Borrower hereby promises and agrees, at the Borrower's option, to either (i) pay to the Agent for the account of the Issuing Bank, by 2:00 p.m., New York time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Loan pursuant to the provisions of SECTIONS 2.1(A) AND 2.2 of this Credit Agreement in the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in the Issuing Bank's notice. If the Borrower fails timely to make such payment because a Loan cannot be made pursuant to SECTION 2.1(A) and/or SECTION 4.2, each Bank shall, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Agent for the benefit of the Issuing Bank an amount equal to its Commitment Percentage of the presented draft on the day the Issuing Bank is required to honor such draft. If such amount is not in fact made available to the Agent by such Bank on such date, such Bank shall pay to the Agent for the account of the Issuing Bank, on demand made by the Issuing Bank, in addition to such amount, an amount equal to the product of (i) the average daily Federal Funds Effective Rate per annum during the period referred to in clause (iii) of this sentence TIMES (ii) the amount of such Bank's Commitment Percentage of the presented draft TIMES (iii) the number of days that elapse from the day the Issuing Bank honors such draft to the date on which the amount equal to such Bank's Commitment Percentage of the presented draft becomes immediately available to the Issuing Bank DIVIDED by 360. Upon receipt by the Agent from the Banks of the full amount of such draft, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by the Borrower, be deemed to have been a Base Rate Borrowing as of the date of payment of such draft. Nothing in this paragraph (d) or elsewhere in this Credit Agreement shall diminish the Borrower's obligation under this Credit Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit, and the automatic funding of a Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to provide timely such funds as in this paragraph agreed.

     (e) In order to induce the issuance of Letters of Credit by the Issuing Bank and the purchase of participations therein by the other Banks, the Borrower agrees with the Agent, the Issuing Bank and the other Banks that neither the Agent nor any Bank (including the Issuing Bank) shall be responsible or liable (except as provided in the following sentence) for, and the Borrower's unconditional obligation to reimburse the Issuing Bank through the Agent for amounts paid by the Issuing Bank, as provided in SUBSECTION 2.11(D) ABOVE, on account of drafts so honored under the Letters of Credit shall not be affected by, any circumstance, act or omission whatsoever (whether or not known to the Agent or any Bank (including the Issuing Bank) other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Agent or any Bank, including the Issuing Bank). The Borrower agrees that any action taken or omitted to be taken by the Agent or any Bank (including the Issuing
Bank) under or in connection with any Letter of Credit or any related draft, document or Property shall be binding on the Borrower and shall not put the Agent or any Bank (including the Issuing Bank) under any resulting liability to the Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Agent or any such Bank (including the Issuing Bank). The Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. The Issuing Bank agrees promptly to notify the Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify the Borrower shall not in any way affect the Borrower's obligations hereunder. Subject to SECTIONS 2.19 AND 2.20, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of the Borrower's obligations or the compensation to any Bank in respect of the Letters of Credit or the cost to such Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), such Bank shall promptly notify the Borrower thereof in writing and within ten (10) Business Days after receipt by the Borrower of such Bank's request (through the Agent) for reimbursement or indemnification or within thirty (30) days after receipt of a notice in respect of Reimbursable Taxes, the Borrower shall reimburse or indemnify such Bank, as the case may be, with respect thereto so that such Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation, unless the Borrower notifies the Agent of its good faith contest to, and dispute of, the requested amount. The foregoing agreement of the Borrower to reimburse or indemnify the Banks shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposed on such Bank or in tax on the net income of such Bank.

     (f) In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Credit Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Credit Agreement shall govern.

     (g) If the Obligations, or any part thereof, become immediately due and payable pursuant to ARTICLE VIII of this Credit Agreement, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit, and the Borrower shall be obligated to pay to the Agent immediately an amount equal to the LC Obligations. All amounts made due and payable by the Borrower under this SECTION 2.11(G) may be applied as the Issuing Bank and the Banks elect to any of the various LC Obligations; PROVIDED, HOWEVER, that an such amounts applied by the Issuing Bank and the Banks to the LC Obligations shall be (a) first applied to the Matured LC Obligations, and (b) second held by the Agent for the benefit of the Issuing Bank and the Banks as LC Collateral until such remaining LC Obligations have either (i) become Matured LC Obligations, at which time such LC Collateral paid to the Agent shall be applied to such Matured LC Obligations, or (ii) have expired undrawn, at which time an amount of such LC Collateral equal to such expired and undrawn LC Obligation shall be promptly returned to the Borrower. This SECTION 2.11(G) shall not limit or impair any rights which the Agent, the Issuing Bank or any of the Banks may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation, any LC Application.

     SECTION 2.12. CAPITAL REIMBURSEMENT. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank, then, upon demand by such Bank, the Borrower will pay to such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank's Commitment under this Credit Agreement.

     SECTION 2.13. INCREASED COSTS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law):

          (i) shall change the basis of taxation of payments to any Bank of any principal, interest, or other amounts attributable to any Eurodollar Loan of such Bank or otherwise due under this Credit Agreement in respect of any Eurodollar Loan of such Bank (other than taxes imposed on the overall net income of such Bank or any Lending Office of such Bank by any jurisdiction in which such Bank or any such Lending Office is located); or

          (ii) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan of any Bank (excluding those for which such Bank is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank; or

          (iii) shall impose on any Bank or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan of such Bank, the result of which is to increase the cost to such Bank of funding or maintaining any Eurodollar Loan(s) of such Bank or to reduce the amount of any sum receivable by such Bank in respect of any Eurodollar Loan(s) by an amount deemed by such Bank to be material, then the affected Bank shall promptly notify the Agent and the Borrower in writing of the happening of such event and (x) the Borrower shall upon demand pay to the affected Bank such additional amount or amounts as will compensate such Bank for such event (on an after-tax basis) and (y) the Borrower may elect, by giving to the Agent and the Borrower not less than three (3) Business Days' prior written notice, to convert all (but not less than all) of the Eurodollar Loans of such Bank into Base Rate Loans.

     SECTION 2.14. AVAILABILITY. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Bank to purchase or take offshore deposits of dollars (i.e., "eurodollars") or of the Issuing Bank to issue Letters of Credit, or (b) any Bank determines that matching deposits appropriate to fund or maintain its Eurodollar Loans are not available to it, or (c) any Bank determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Bank of making or maintaining Loans based on such rate, then the Borrower's right to borrow Eurodollar Loans or to apply for Letters of Credit shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Borrowings (or portions thereof) or Letters of Credit which are then outstanding or are then the subject of any Borrowing Request or Notice of Conversion or Continuance and which cannot lawfully or practicably be maintained or funded by such Bank shall immediately become or remain Base Rate Loans. The Borrower agrees to indemnify each Bank and hold each Bank harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration as described in clause (a) of this SECTION 2.14.

     SECTION 2.15. REIMBURSABLE TAXES.  The Borrower covenants and agrees that:

          (a) The Borrower will indemnify each Bank against and reimburse each Bank for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Credit Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of such Bank or any applicable Lending Office of such Bank by any jurisdiction in which such Bank or any such Banks's applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "REIMBURSABLE TAXES" in this SECTION 2.15). Such indemnification shall be on an aftertax basis, taking into account any income taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, the Loans and the Notes, and all other amounts payable by the Borrower to the Banks hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes (except as required by applicable law), all of which will be for the account of the Borrower. In the event of the Borrower being compelled by any Requirement of Law to make any such deduction or withholding from any payment to any Bank, the Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If the Borrower should make any deduction or withholding as aforesaid, the Borrower shall within 60 days thereafter forward to such Bank an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If the Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loans, the Borrower may elect, by giving to the Banks not less than three (3) Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans, but such election shall not diminish the Borrower's obligation to pay all Reimbursable Taxes.

          (d) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Purchasing Bank that becomes a party to this Credit Agreement pursuant to SECTION 11.4) that is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes or is entitled to an exemption from backup withholding tax agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent, as the case may be, (i) two duly completed copies of United States IRS Forms 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an IRS Forms W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent a Forms 1001 or 4224 and Forms W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said Forms 1001 or 4224 and Forms W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Forms 1001 or 4224 that such Bank is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in any Requirement of Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Forms W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (e) Each Bank (including each Purchasing Bank that becomes a party to this Credit Agreement pursuant to SECTION 11.4) represents and warrants to the Borrower that each Lending Office of such Bank hereunder will be entitled to receive payments of principal of, and interest on, the Loans made by such Bank from such Lending Office without withholding or deduction for or on account of any United States federal income taxes.

     SECTION 2.16. FUNDING LOSSES. Without duplication of other provisions contained herein, the Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the Borrowing Date for any Borrowing hereunder the applicable conditions set forth in ARTICLE IV, (ii) any failure by the Borrower to borrow hereunder after a Borrowing Request pursuant to this
ARTICLE II has been given, (iii) any failure by the Borrower to convert or continue a Borrowing hereunder after a Notice of Conversion or Continuation pursuant to this ARTICLE II has been given, (iv) any payment, prepayment, continuance or conversion of a Eurodollar Borrowing required or permitted by any other provision of this Credit Agreement including, without limitation, payments made due to the acceleration of the maturity of the Notes pursuant to SECTION 9.1, or otherwise made on a date other than the last day of the applicable Interest Period, (v) any default in the payment or prepayment of the principal amount of any Eurodollar Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Bank's Commitment Percentage of any Eurodollar Borrowing or any part thereof as a Eurodollar Borrowing. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by such Bank of (i) its cost of obtaining the funds for its Commitment Percentage of the Eurodollar Borrowing being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, continuance or conversion or failure to borrow to the last day of the applicable Interest Period for such Eurodollar Borrowing (or, in the case of a failure to borrow, the applicable Interest Period for the Eurodollar Borrowing which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, continued or converted or not borrowed for such period or applicable Interest Period, as the case may be, provided that such Bank will use its best efforts to reemploy funds in investments of similar quality. A certificate of such Bank signed by an officer setting forth in reasonable detail any amount or amounts which such Bank is entitled to receive pursuant to this SECTION 2.16 shall be delivered to the Borrower. The Borrower shall pay to such Bank the amount shown as due on any certificate within thirty (30) Business Days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

     SECTION 2.17. SHARING OF PAYMENTS AND SETOFFS. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff to the extent not prohibited under SECTION 8.4, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans (other than pursuant to SECTIONS 2.12, 2.13, 2.15, or 2.16) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Loans of such other Banks, so that the aggregate unpaid principal amount of Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff, counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff pursuant to SECTION 8.4, counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this SECTION 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in any Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank had made a Loan directly to such the Borrower in the amount of such participation.

     SECTION 2.18.  METHOD OF PAYMENTS PRO RATA TREATMENT.

     (a) The Borrower shall make each payment hereunder and under the Notes delivered hereunder not later than 2:00 p.m., New York time, on the day when due in lawful money of the United States (in freely transferable Dollars) to the Agent for the account of the Banks entitled thereto at the Agent's address referred to in SECTION 11.3 in immediately available funds and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Commitment Percentage (or, if the Loan of such Bank with respect to which such payment is being made is not of the same Type as the Loans of the other Banks with respect to which such payment is being made, such Bank's appropriate share) of the payments so received for the account of such Bank's Lending Office for such Loans in respect of which such payment is made.

     (b) Except as otherwise provided herein, (i) each Borrowing hereunder shall be obtained from the Banks, each payment of fees shall be paid for the account of the Banks and each partial reduction of the Total Commitment under SECTION
2.6 shall be applied to the Commitments of the Banks, in each case simultaneously and PRO RATA in accordance with each Bank's Commitment Percentage, (ii) each conversion of a Borrowing comprised of Loans of a particular Type shall be made PRO RATA among the Banks according to their respective Commitment Percentage of such Borrowing and (iii) each payment and prepayment of principal of or interest on any Loans will be made to the Agent for the account of each of the Banks simultaneously and PRO RATA in accordance with their respective Commitment Percentage of unpaid principal amounts of such Loans made by the Banks.

     (c) Whenever any payment hereunder or under the Notes (including principal of or interest on any Loan or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. When the Agent collects or receives money on account of the Obligations, the Banks may apply such money as they elect to the various Obligations then due and payable.

     SECTION 2.19.  LIMITATION ON REIMBURSEMENT; MITIGATION.

     (a) If any Bank fails to give notice to the Borrower of any event that would obligate the Borrower to pay any amount owing pursuant to SECTIONS 2.12,
2.13 OR 2.15, within thirty (30) days after such Bank obtains knowledge of such event, and subsequently gives notice to the Borrower of such event, the Borrower shall pay only such amounts for costs incurred for the one hundred eighty (180) day period immediately prior to the date of such notice.

     (b) Any Bank claiming any additional amounts payable pursuant to SECTIONS 2.12, 2.13, OR 2.15 or any Bank subject to SECTION 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office for the Loans, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under SECTIONS 2.12,
2.13 OR 2.15 or would avoid the unavailability of Eurodollar Loans under SECTION
2.14 and would not, in any such case, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

     SECTION 2.20. REPLACEMENT OF BANKS. If any Bank (an "AFFECTED BANK") shall have (i) failed to fund any Loan that such Bank is obligated to fund hereunder and such failure has not been cured, or (ii) requested compensation from the Borrower under SECTIONS 2.12, 2.13 OR 2.15 to recover costs or taxes incurred by such Bank which are not being incurred generally by the other Banks, (iii) given notice pursuant to SECTION 2.14 that such Bank has suspended the Borrower's right to elect Eurodollar Loans from such Bank for reasons not generally applicable to the other Banks, then the Borrower may give written notice to such Affected Bank of the occurrence of an event set forth in subsections (i), (ii) or (iii), of this SECTION 2.20, and during the thirty (30) day period following such notice, the Borrower may make written demand on such Affected Bank (with a copy to Agent and each other Bank), for such Affected Bank to assign to one or more financial institutions acceptable to the Required Banks (a "REPLACEMENT BANK"), all of such Affected Bank's rights and obligations under this Credit Agreement and the other Loan Documents (including such Affected Bank's Commitment, LC Obligations and Loans owing to such Affected Bank), PROVIDED, such assignment shall be consummated in accordance with and shall be subject to the terms of SECTION 11.4). Pursuant to SECTION 11.4, upon any such assignment, such Affected Bank shall cease to be a party hereto, provided, HOWEVER, such Affected Bank shall continue to be entitled to the benefits of SECTIONS 2.12, 2.13, 2.15 AND 9.3 accruing with respect to such Affected Bank prior to such assignment, as well as any fees accrued for its account and not yet paid. If an Eligible Assignee cannot be obtained within the thirty (30) day period following said notice to the Affected Bank, to assume the Commitment of such Affected Bank, and provided that no Default or Event of Default shall have occurred and be continuing, then the Borrower may prepay immediately all Loans and Matured LC Obligations, if any, of such Affected Bank and terminate such Affected Bank's entire Commitment (including its Commitment to participate in Letters of Credit) hereunder PROVIDED, HOWEVER, that in the event the Borrower makes any prepayment pursuant to this sentence, then on the date of such prepayment, the Total Commitment of the Banks shall be permanently reduced by the amount of such Affected Bank's Commitments and the Commitment Percentage (including each non-affected Bank's Commitment Percentage of outstanding Letters of Credit) of each other Bank shall be redetermined based upon the amount each such other Bank's Commitment is of the Total Commitment as so reduced.

                                  ARTICLE III

                                BORROWING BASE

     SECTION 3.1. ENGINEERING REPORT; PROPOSED BORROWING BASE. As soon as available and in any event by March 31 and September 30 of each year, but effective as of the preceding December 31 and June 30, respectively, commencing March 31, 1997, the Borrower shall furnish to the Agent all information, reports and data which the Banks have then requested concerning the Borrower's businesses and Properties (including all Borrowing Base Properties of the Loan Parties, and the Proved Reserves and production relating thereto), together with the Engineering Reports described in SECTION 6.2(D). On or before each April 25 and October 25 of each year, the Agent shall discuss with the Borrower the Agent's recommendation as to the Borrowing Base amount which the Agent has determined should be available to Borrower pursuant to the Total Commitment as of the next Determination Date and the Borrower shall advise the Agent in writing of the Borrowing Base the Borrower is requesting for the period commencing on the next Determination Date.

     SECTION 3.2. DETERMINATION OF BORROWING BASE. Based in part on the Engineering Report delivered pursuant to SECTION 6.2(D), additional information delivered to the Agent pursuant to SECTION 6.2(E), the Agent shall submit to the Banks in writing on or before April 30 or October 31, as the case may be, the Agent's recommendation as to the maximum aggregate amount of credit to be available to the Borrower pursuant to the terms and provisions of this Credit Agreement (the "Borrowing Base") to be in effect on the next succeeding Determination Date, which shall in no event, exceed the Borrowing Base requested by the Borrower pursuant to SECTION 3.1. The Banks shall approve or disapprove of the

Borrowing Base. Such determination by the Agent and approval or disapproval by the Banks shall be made in good faith by all the Banks and the Agent, in the exercise of their sole discretion and in accordance with their respective customary practices and standards for oil and gas loans, which may include varying (from Bank to Bank) (A) assumptions regarding appropriate existing and projected pricing, (B) assumptions modifying projected rates of future production and/or quantities of future production, (C) considerations related to the projected cash requirements of the Loan Parties and their respective Subsidiaries assumed to be provided from production of the Borrowing Base Properties, including present and future debt service of the Loan Parties and/or such Subsidiaries of the Loan Parties, general and administrative expenses and Distributions in respect of equity, and (D) such other considerations as each Bank deems appropriate, it being recognized that the ultimate determination to be reached is more predicated upon the aggregate amount of credit available hereunder which, at the time of the determination, each Bank determines should be available as reasonably expected to be repayable by the Loan Parties, considering all then existing and projected other items which are expected to be payable or repayable, without undue risk of failure to timely repay. Each Bank shall submit to the Agent in writing on or before May 5 or November 5, as the case may be, such Bank's approval or disapproval of the Agent's recommended Borrowing Base and any such disapproval shall state the maximum Borrowing Base acceptable to such Bank. If the Agent has not received such notice from a Bank on or before the close of business on May 5 or November 5, as the case may be, such Bank shall be deemed to have approved the Agent's recommended Borrowing Base. Thereafter, the Banks shall consult with each other in order to agree on the Borrowing Base to be effective on such Determination Date. In the event the Banks agree on such Borrowing Base on or before the expiration of such ten (10) day period, the Borrowing Base agreed to by the Banks shall become effective on the next succeeding Determination Date and shall remain in effect until the next Determination. In the event the Banks are unable to agree on the Borrowing Base, the Borrowing Base which becomes effective on the next Determination Date shall be the lowest determination agreed to by the Required Banks. The Agent shall notify the Borrower of the Borrowing Base to become effective on each Determination Date no later than 2:00 p.m., New York time on such Determination Date; provided that if, due to any failure by the Borrower to submit in a timely manner any Engineering Report or other information required to be submitted by the Borrower or any Subsidiary Guarantor hereunder or, if requested in writing by the Agent, any additional information or data needed in connection with a determination of the Borrowing Base or due to any other reason beyond the control of the Agent, the Agent does not provide a Borrowing Base Notice at the time described above, then, unless the Agent gives notice to the Loan Parties of a new Borrowing Base, the Borrowing Base from the previous period shall be carried over into the new period until a Borrowing Base Notice is sent to the Loan Parties by the Agent; which Borrowing Base Notice shall be sent to the Loan Parties by the Agent within thirty (30) days after the cessation or cure of the circumstances causing the Borrowing Base Notice to not be previously delivered in a timely manner, and the remainder of the procedures described in this
SECTION 3.2 have been completed.

     SECTION 3.3.  SPECIAL DETERMINATION OF TOTAL BORROWING BASE.

     (a) In addition to the Periodic Determinations of the Borrowing Base pursuant to SECTION 3.2 above, the Borrower may request one redetermination of the Borrowing Base during each six month period commencing on May 15 and November 15 of each year. In the event Borrower requests a Special Determination, the Borrower shall deliver written notice of such request to the Banks which shall include (i) an Engineering Report prepared as of a date not more than thirty (30) days prior to the date of such request, (ii) additional information required pursuant to SECTION 6.2(E), and (iii) the amount of the Borrowing Base requested by Borrower to become effective on the Determination Date applicable to such Special Determination. Upon receipt of such Engineering Report and additional information, the Agent and the Banks shall redetermine the Borrowing Base in accordance with the procedure set forth in SECTION

3.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination and shall remain in effect until the next Determination.

     (b) In addition to the Periodic Determinations of the Borrowing Base pursuant to SECTION 3.2 and SECTION 3.3(A), the Banks shall have the right to request one (1) redetermination of the Borrowing Base during any twelve month period commencing on November 15 of each year. In the event the Required Banks request such a Special Determination, the Agent shall promptly deliver notice of such request to the Borrower and the Borrower shall, within thirty (30) calendar days of such request, deliver to the Banks an Engineering Report and such other information regarding the Borrowing Base Properties as the Agent shall reasonably request prepared as of the last day of the calendar month preceding the date of such request. Upon receipt of such Engineering Report and additional information, the Agent and the Banks shall redetermine the Borrowing Base in accordance with the procedure set forth in SECTION 3.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination and shall remain in effect until the next Determination.

     SECTION 3.4. INITIAL BORROWING BASE. Notwithstanding anything to the contrary contained herein, the Borrowing Base in effect during the period commencing on the Effective Date and continuing until the first Determination after the date hereof shall be $30,000,000, PROVIDED, HOWEVER, that the Borrowing Base shall not be less than $15,000,000 at any time during the period from and including the Effective Date to but excluding May 15, 1997.

                                  ARTICLE IV

                        CONDITIONS PRECEDENT TO LENDING

     SECTION 4.1. DOCUMENTS TO BE DELIVERED. The Banks have no obligation to make their initial Loans or issue Letters of Credit unless the Banks shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to the Banks:

     (a)  This Credit Agreement;

     (b)  The Notes;

     (c)  The Subsidiary Guaranty;

     (d) The Security Agreement - Intercompany Obligations, together with the Intercompany Notes evidencing the Intercompany Loans duly endorsed to the Agent, and UCC-1 financing statement perfecting the Liens created by the Security Agreement - Intercompany Obligations;

     (e) An "Omnibus Certificate" of the Secretary and of the Senior Vice President, Chief Financial Officer and Treasurer of the Borrower, which shall contain the names and signatures of the officers of the Borrower authorized to execute Loan Documents on behalf of the Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:
(i) a copy of resolutions duly adopted by the Board of Directors of the Borrower and in full force and effect at the time this Credit Agreement is entered into, authorizing the execution of this Credit Agreement and the other Loan Documents delivered or to be delivered by the Borrower in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of the Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state of organization, and (iii) a copy of any bylaws of the Borrower;

     (f) An "Omnibus Certificate" of the Secretary and of the Senior Vice President, Chief Financial Officer and Treasurer of Operating, which shall contain the names and signatures of the officers of Operating authorized to execute Loan Documents on behalf of Operating and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:
(i) a copy of resolutions duly adopted by the Board of Directors of Operating and in full force and effect at the time this Credit Agreement is entered into, authorizing the execution of this Credit Agreement and the other Loan Documents delivered or to be delivered by Operating in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Operating and all amendments thereto, certified by the appropriate official of Operating's state of organization, and (iii) a copy of any bylaws of Operating;

     (g) An "Omnibus Certificate" of the Secretary and of the Vice President, Chief Financial Officer and Treasurer of Offshore, which shall contain the names and signatures of the officers of Offshore authorized to execute Loan Documents on behalf of Offshore and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Offshore and in full force and effect at the time this Credit Agreement is entered into, authorizing the execution of this Credit Agreement and the other Loan Documents delivered or to be delivered by Offshore in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Offshore and all amendments thereto, certified by the appropriate official of Offshore's state of organization, and (iii) a copy of any bylaws of Offshore;

     (h) with respect to the Borrower, a certificate of existence and good standing from the Secretary of State of the State of Delaware dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Alabama, Louisiana, and Mississippi;

     (i) with respect to Operating, a certificate of existence and good standing from the Secretary of State of Delaware dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Alabama, Louisiana, and Mississippi;

     (j) with respect to Offshore, a certificate of existence and good standing from the Secretary of State of Mississippi dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Alabama and Louisiana;

     (k) A "Compliance Certificate" signed by the Senior Vice President, Chief Financial Officer and Treasurer of each Loan Party dated as of the Borrowing Date, in which such officer certifies to the satisfaction of the conditions set out in SECTION 4.2;

      (l) A favorable opinion of Messrs. Butler & Binion, counsel to the Loan Parties, substantially in the form set forth in EXHIBIT G hereto;

     (m) A favorable opinion of local counsel for the Agent (as reasonably acceptable to the Borrower) in Alabama, substantially in the form of EXHIBIT H;

     (n) A favorable opinion of local counsel for the Agent (as reasonably acceptable to the Borrower) in Louisiana, substantially in the form of EXHIBIT I;

     (o) In sufficient executed counterparts for recording purposes when applicable, as security for the Notes, the Subsidiary Guaranty, the Security Agreement - Intercompany Obligations and other Obligations of the Loan Parties under the Loan Documents, the Assignment covering each Mortgage listed in the MORTGAGE SCHEDULE and the Mortgage Amendments covering each Mortgage listed in the MORTGAGE SCHEDULE;

     (p) Updated title opinions addressed to the Agent on behalf of the Banks that verify the Loan Parties' title as of the Closing Date to the Borrowing Base Properties set forth on SCHEDULE 5.10, free and clear of all Liens other than as permitted under SECTION 7.2 and (ii) reliance letters dated as of the Closing Date, entitling the Banks to rely on the "Title Opinions" covering such Borrowing Base Properties rendered to INCC under the INCC Credit Agreement;

     (q) The Agent shall have received copies of all environmental assessments with respect to the Loan Parties and their Properties rendered to INCC under the INCC Credit Agreement and any supplements thereto or additional assessments in the possession of the Loan Parties;

     (r) Each of the Banks shall be satisfied that sufficient documentation exists to (i) verify the working interests and net revenue interests of the Loan Parties in the Borrowing Base Properties; (ii) verify the satisfactory compliance of the Loan Parties with Environmental Laws; (iii) verify that Designated Contracts, including the Production Sales Contracts, have been duly executed and delivered which permit the Hydrocarbons to be produced and marketed from the Borrowing Base Properties of the Loan Parties at economic levels consistent with accepted engineering practices; (iv) verify that one or more of the Designated Contracts are gas gathering, treatment, processing and transportation agreements containing terms satisfactory to the Banks;

     (s) Insurance certificates, in form and substance reasonably satisfactory to the Agent, with respect to all the insurance policies required under SECTION
6.8 hereof including any necessary endorsements to reflect the Agent for the ratable benefit of the Banks as loss payee;

     (t) Favorable results of a recent search of the Uniform Commercial Code filings central filings wherein the Borrowing Base Properties are located and/or the principal place of business of each of the Loan Parties are located reflecting the absence of Liens thereof except as permitted pursuant to SECTION
7.2 of this Credit Agreement;

      (u) The Borrower shall have repaid, or shall concurrently repay, the indebtedness described in SECTION 2.3(A);

     (v) The Agent shall have received payment in full of all fees due and payable pursuant to the provisions of SECTION 2.5(D) hereof;

     (w) The Agent shall have received each additional document, instrument, or item of information reasonably requested by it, including, without limitation, copies of any debt instruments, security agreements or other material contracts to which any of the Loan Parties are a party, and copies of documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and

     (x) The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Agent or any Bank in any violation of, any Requirement of Law;

     SECTION 4.2. ADDITIONAL CONDITIONS PRECEDENT. The Banks shall have no obligation to make any Loans and the Issuing Bank has no obligation to issue any Letter of Credit (including the initial Loans and Letter of Credit) unless the following conditions precedent have been satisfied:

     (a) The Agent shall have received, with a copy for each Bank, a Borrowing Request requesting a Borrowing on such date, duly completed and executed by a Responsible Officer of the Borrower, which Borrowing Request shall affirmatively certify that:

          (i) All representations and warranties made by any Loan Party in any Loan Document shall be true on and as of the Borrowing Date (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties have been made as of the Borrowing Date

          (ii) No Borrowing Base Deficiency would exist after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on such date;

          (iii) No Default or Event of Default then exists either before or after giving effect to the making of such Loan or the issuing of such Letter of Credit;

          (iv) No material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary of the Borrower and no material adverse development has occurred in any Existing Litigation; and

          (v) No event or state of affairs which could reasonably be expected to result in a Material Adverse Effect has occurred since December 31, 1995.

     (b) Each Loan Party shall have performed and complied with all agreements and other conditions required in the Loan Documents to be performed or complied with by it on or prior to the Borrowing Date.

     (c) The making of such Loans or the issuance of such Letter of Credit shall not be prohibited by any Requirement of Law and shall not subject the Agent, the Issuing Bank or any Bank to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     (d)  The Maturity Date shall not have occurred.

Each Borrowing hereunder shall constitute a representation and warranty by the Loan Parties as of the of the Borrowing Date that all of the conditions contained in this SECTION 4.2 have been satisfied.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

       To confirm the Banks' understanding concerning each of the Loan Parties and the business, Properties and obligations of each of the Loan Parties and to induce the Banks to enter into this Credit Agreement and to make the Loans and to induce the Issuing Bank(s) to issue Letters of Credit, each Loan

Party represents and warrants as to itself and the Borrower represents and warrants as to each of its Subsidiaries, to the Agent and each Bank that the following statements are true, correct, and complete.

     SECTION 5.1.  NO DEFAULT.

     (a) No Loan Party nor any Subsidiary of a Loan Party is a party to any Material Contract that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) No Loan Party nor any Subsidiary of a Loan Party is in default in any material respect under any Material Contract.

     (c) No Loan Party nor any Subsidiary of a Loan Party is in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

     SECTION 5.2. ORGANIZATION AND GOOD STANDING. Each Loan Party that is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the Properties owned or held by it or the nature of the business transacted by it makes such qualification necessary (except only for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect). Each such Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning Property, each jurisdiction outside the United States wherein the character of the Properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

     SECTION 5.3. AUTHORIZATION. Each Loan Party that is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Borrower is duly authorized to borrow funds hereunder. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder by the Borrower or with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Notes or the other Loan Documents to which any Loan Party is a party.

     SECTION 5.4. ENFORCEABLE OBLIGATIONS. This Credit Agreement has been, and each Note of the Borrower and each other Loan Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement has been, and each other Loan Document to which any Loan Party (other than the Borrower) is a party will be, duly executed and delivered on behalf of such Loan Party. This Credit Agreement constitutes, and each Note of the Borrower and each other Loan Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). This Credit Agreement constitutes, and each other Loan Document to which any Loan Party (other than the Borrower) is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 5.5. FINANCIAL CONDITION. The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1995 and the related Consolidated statements of income, of cash flows and of changes in owners' equity of the Borrower and its Subsidiaries for the fiscal year ended on such date, reported on by Arthur Andersen & Co., copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the financial condition of the Borrower and its Subsidiaries as of such date, and the results of its Consolidated operations and changes in cash flows and changes in owners' equity for the fiscal year then ended. The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1996 and the related unaudited Consolidated statements of income, and of cash flows of the Borrower and its Subsidiaries for the six-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Bank are complete and correct and present fairly the Consolidated financial condition of the Borrower and its Subsidiaries as of such date, and the results of its operations and changes in cash flows for the six-month period then ended (subject to normal year-end audit adjustment). All such financial statements, including the related schedules and notes thereto, have been prepared according to GAAP. Neither the Borrower nor any Subsidiary of the Borrower has, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Commodity Hedge Transaction, any Interest Hedge Agreement, or any Investment in any Person which is not reflected in the foregoing statements or in the notes thereto.

     SECTION 5.6. NO CHANGE. Except as disclosed in the Initial Financial Statements or in the DISCLOSURE SCHEDULE, since December 31, 1995 to and including the date hereof, (a) there has been no sale, transfer or other disposition by any Loan Party of any material part of its business or Property and no purchase or other acquisition of any business or Property material in relation to the Consolidated financial condition of the Borrower at December 31, 1995, (b) there has been no development or event nor any prospective development or event, which has had or has any reasonable likelihood of having a Material Adverse Effect, and (c) other than those Distributions paid with respect to the Preferred Stock disclosed in the DISCLOSURE SCHEDULE, no Distributions have been declared, paid or made by the Borrower or any of its Subsidiaries to any stockholder, partner or other equity owner of the Borrower or any of its Affiliates.

     SECTION 5.7. NO CONFLICT. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party, the compliance by such Loan Party with the terms and provisions thereof and the consummation of each of the transactions contemplated thereby, do not and will not (i) require any consent or approval of the stockholders of such Loan Party, or any authorization, consent or approval by any Governmental Authority or (ii) by the lapse of time, the giving of notice or otherwise, (a) constitute a violation of any Requirement of Law binding on such Loan Party or a breach of any provision contained in the articles or certificate of incorporation or bylaws of such Loan Party, (b) constitute a breach of any Material Contract of such Loan Party or by which any Property of such Loan Party is bound, or (c) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties of such Loan Parties (other than Liens permitted pursuant to SECTION 7.2 and Liens in favor of INCC which are being assigned to the Agent and the Banks concurrently with the closing of this Credit Agreement).

      SECTION 5.8. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Loan Party to the Agent or the Banks in connection with the negotiation of this

Credit Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Loan Party (other than industry-wide risks normally associated with the types of businesses conducted by such Loan Party) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Loan Party that has not been disclosed to the Banks in writing which could materially and adversely affect any Loan Party's Properties, business, prospects or conditions (financial or otherwise) or any Loan Party's Consolidated Properties, business, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include any material misstatement of information or fail to take into account or omit to state a material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. The Borrower has heretofore delivered to the Banks true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Reports.

     SECTION 5.9. LITIGATION. Except as disclosed in the Initial Financial Statements or in the DISCLOSURE SCHEDULE: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Loan Party threatened, against any Loan Party before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Effect and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against any Loan Party or any such Loan Party's stockholders, partners, directors or officers which have or could reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.10.  OIL AND GAS INTERESTS; PROPERTIES GENERALLY.

     (a) Each Loan Party owns not less than the undivided working and net revenue interests in the Borrowing Base Properties of such Loan Party set forth in the Initial Engineering Reports. Each of the oil and gas leases covering the Borrowing Base Properties is in full force and effect, free and clear of defaults thereunder by such Loan Party, except such defaults which would not be regarded as material by a prudent oil and gas operator and which could not reasonably be expected to result in a Material Adverse Effect. No Loan Party has received any notices or claims of default by such Loan Party under any of such oil and gas leases which are outstanding and unresolved. Each Loan Party has good and defensible title to all Borrowing Base Properties of such Loan Party described in the most recent Engineering Report delivered to the Banks, free and clear of (a) all Liens except the Liens permitted by SECTION 7.2 and (b) all other title defects or rights or claims of third Persons, except such title defects, rights or claims which would not be regarded as material by a prudent oil and gas operator and which will not have a Material Adverse Effect. The Borrowing Base Properties may be subjected to the Liens contemplated by the Security Documents without violation of the terms of any oil and gas lease or any other agreement pertaining thereto, and upon any foreclosure or other realization of rights by the secured party under any Security Document, the Borrowing Base Properties subject thereto may be transferred to the secured party, or its assignee, in accordance with the terms of such Security Document.

     (b) With respect to all other Properties of Borrower and its Subsidiaries not covered by SECTION 5.10(A) above, Borrower and each of its Subsidiaries have good and valid fee simple or leasehold title to all material Properties purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in SECTION 5.5(A) and all assets which are used by Borrower and its Subsidiaries in the operation of their respective businesses, and none of such Properties is subject to any Lien other than Liens permitted by SECTION 7.2.

     SECTION 5.11. TAXES. Each of the Loan Parties and each of its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Loan Party or its Subsidiary, as the case may be, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against such Loan Party, any Subsidiary of such Loan Party or any of such Loan Party's Property or the Property of any Subsidiary of such Loan Party and all other taxes, fees or other charges imposed on such Loan Party, any Subsidiary of such Loan Party or any Property of such Loan Party or Subsidiary of such Loan Party by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves (based on such Loan Party's good faith estimate of the contested liability) have been provided on the books of such Loan Party or Subsidiary of such Loan Party); no tax Lien has been filed, and, to the knowledge of such Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

     SECTION 5.12. ERISA LIABILITIES. All currently existing ERISA Plans are listed in the DISCLOSURE SCHEDULE. Except as disclosed in the Initial Financial Statements or in the DISCLOSURE SCHEDULE, no Termination Event has occurred with respect to any ERISA Plan and each Loan Party is in compliance with ERISA in all material respects. No Loan Party is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the DISCLOSURE
SCHEDULE: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     SECTION 5.13. NAMES AND PLACES OF BUSINESS. No Loan Party has, since formation, had, been known by, or used any other partnership, trade or fictitious name, except as disclosed in the DISCLOSURE SCHEDULE. Except as otherwise indicated in the DISCLOSURE SCHEDULE, the chief executive office and principal place of business of each Loan Party are (and since formation have been) located at the address of the Borrower set out in SECTION 11.3. Except as indicated in the DISCLOSURE SCHEDULE, no Loan Party has any other office or place of business.

     SECTION 5.14. LOAN PARTIES' SUBSIDIARIES. No Loan Party presently has any Subsidiary or own any stock in any other corporation or association except those listed in the DISCLOSURE SCHEDULE. No Loan Party is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the DISCLOSURE SCHEDULE. As of the date hereof each Loan Party owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the DISCLOSURE SCHEDULE.

     SECTION 5.15. GOVERNMENT REGULATION. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     SECTION 5.16. INSIDER. No Loan Party nor any Person having "control" (as that term is defined in 12 U.S.C. ss. 375(b)(5) or in regulations promulgated pursuant thereto) of any Loan Party is an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a Subsidiary or of any Subsidiary of a bank holding company of which any Bank is a Subsidiary.

     SECTION 5.17. PROCEEDS OF LOANS; REGULATION U. The proceeds of the Loans shall be used as set forth in SECTION 2.3. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such Margin Stock, and no part of the proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No more than 25% of the assets of the Borrower and its Subsidiaries are Margin Stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which would cause this Credit Agreement or any other Loan Document to violate Regulation U or Regulation X or to violate the Securities Exchange Act of 1934, as amended.

      SECTION 5.18. ENVIRONMENTAL MATTERS. Except as disclosed on the DISCLOSURE SCHEDULE or as could not reasonably be expected to result in a Material Adverse
Effect:

      (a) Each Loan Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws;

     (b) Each Loan Party and each of its Subsidiaries has obtained all consents and permits required under all applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such consents and permits are in full force and effect and such Loan Party and its Subsidiaries are in compliance with all terms and conditions of such approvals;

     (c) No Loan Party nor any of its Subsidiaries or any of the present Property or operations or the past Property or operations of such Loan Party or any Subsidiary of such Loan Party is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action or (ii) any Environmental Liabilities arising from the Release or threatened Release except those orders and agreements with which such Loan Party or such Subsidiary of such Loan Party has complied;

     (d) None of the operations of such Loan Party or any Subsidiary of such Loan Party is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

     (e) None of the operations of such Loan Party or any Subsidiary of such Loan Party, to its best knowledge after due inquiry, is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release;

     (f) Neither such Loan Party nor any Subsidiary of such Loan Party has been required to file any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined by 40 CFR
Part 261 or any state or local equivalent;

     (g) Neither such Loan Party nor any Subsidiary of such Loan Party has been required to file any notice under any applicable Environmental Law reporting a Release (other than minor or DE MINIMIS Releases);

     (h) There is not now, nor, to the best knowledge of such Loan Party, has there ever been, on or in any Property of such Loan Party or of any Subsidiary of such Loan Party:

          (i) any unauthorized generation, treatment, recycling, storage or disposal of any hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent,

          (ii) any underground storage tanks or surface impoundments without proper permits,

          (iii)any asbestos-containing material, or

          (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

     (i) There have been no written commitments or agreements involving such Loan Party or any Subsidiary of such Loan Party from or with any Governmental Authority or any private entity (including, without limitation, the owner of the Property or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release on or into any of the Properties of such Loan Party or any Subsidiary of such Loan Party or the environment (including off-site disposal of Hazardous Materials) or any Remedial Action with respect thereto in non-compliance or violation of any Environmental Law;

     (j) No Loan Party nor any Subsidiary of such Loan Party has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release;

     (k) No Loan Party nor any Subsidiary of such Loan Party has any known liability in connection with any material Release or material threatened Release; and

     (l) After due inquiry, no Environmental Lien has attached to any Properties of such Loan Party or any Subsidiary of such Loan Party.

     (m) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Loan Party in relation to any Properties or facility now or previously owned or leased by any Loan Party which have not been made available to the Banks.

     SECTION 5.19. REGULATORY CONTROLS. Except as disclosed on the DISCLOSURE SCHEDULE, no Loan Party has received any notices concerning, and there are no existing orders of, proceedings pending before or other requirements of any Governmental Authority, expressly including the Bureau of Land Management, Minerals Management Service, or the Federal Energy Regulatory Commission and the comparable Governmental Authority for the States of Alabama, Colorado, Louisiana, Mississippi, Oklahoma, Texas and Utah, other than as may affect the oil and gas industry in general, which (a) could or will materially interfere with such Loan Party's development, production, operation, transportation and/or marketing of the such Loan Party's Oil and Gas Interests or (b) could or will require such Loan Party to refund any portion of the proceeds received or to be received from the sale of Hydrocarbons from such Loan Party's Oil and Gas Interests.

     SECTION 5.20. ENGINEERING REPORT. The Initial Engineering Reports are based upon the working and net revenue interests of the Loan Parties in the Borrowing Base Properties which are identified in SCHEDULE 5.10 and represent an estimate of the value of the Proved Reserves of the Borrowing Base Properties. No Loan Party is aware of any misstatement of fact in the statement of assumptions underlying the preparation of the Initial Engineering Reports. There have been no changes (other than projected production declines disclosed in the Initial Engineering Reports) in the Borrowing Base Properties that would result in a Material Adverse Effect since the effective date of the Initial Engineering Reports.

     SECTION 5.21. DESIGNATED CONTRACTS. None of the Designated Contracts contain any unusual or burdensome provisions that will materially affect or impair the operation of the Borrower or any of its Subsidiaries. None of the Designated Contracts have been terminated or modified (other than modifications made prior to the date hereof and disclosed to the Banks, or as permitted under this Credit Agreement) and each such Designated Contract is in full force and effect as of the date hereof. As of the date hereof such Designated Contracts constitute all material agreements with respect to the Borrowing Base Properties of the Borrower and the Subsidiary Guarantors. Neither the Borrower nor any Subsidiary of the Borrower is a partner or joint venturer in any other partnership or joint venture covering or affecting the Borrowing Base Properties not covered by the Designated Contracts. Neither the Borrower nor any Subsidiary or Affiliate of the Borrower is in default in any material respect under any Designated Contract to which it is a party, and the Borrower has no knowledge that any other party to any Designated Contract is in default in any material respect thereof.

     SECTION 5.22. SOLVENCY. No Loan Party nor any Subsidiary of a Loan Party
(i) is "insolvent" (within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) or will become insolvent as a result of the incurrence of any obligation under any Loan Document to which it is a party;
(ii) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business and (iii) is unable to perform its contingent obligations and other commitments as they mature in the normal course of business.

     SECTION 5.23. BUSINESS. No Loan Party nor any Subsidiary of any Loan Party has conducted or is conducting any business other than business relating to the acquisition, exploration, development, financing, ownership, operation, maintenance, storage, trading, transporting and marketing of its Oil and Gas Interests as currently conducted.

     SECTION 5.24. MORTGAGED PROPERTY. As of the Effective Date, the Borrowing Base Properties described on SCHEDULE 5.10 hereto are (i) subject to and covered by the Lien of the Mortgages, (ii) the subject of updated title opinions satisfactory to the Required Banks, and (iii) have an aggregate Recognized Reserve Value of at least $30,000,000.

     SECTION 5.25. CONSOLIDATED BUSINESS ENTITY. The Borrower and its Subsidiaries are operated as a part of one consolidated business entity and are directly or indirectly dependent upon each other for and in connection with their respective business activities.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     So long as this Credit Agreement shall remain in effect or the principal of or interest on any Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder unless the Required Banks shall otherwise consent in writing, the Borrower warrants, covenants and agrees that:

     SECTION 6.1. PAYMENT AND PERFORMANCE. The Borrower will pay all amounts due under each Loan Document to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein. The Borrower will cause each other Loan Party to pay all amounts due under each Loan Document to which such Loan Party is a party in accordance with the terms thereof and to observe, perform and comply with every such term, covenant and condition expressed or implied therein.

     SECTION 6.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. The Borrower will at all times maintain, and will cause each other Loan Party to at all times maintain, full and accurate books of account and records. The Borrower will maintain, and will cause each other Loan Party to maintain, a standard system of accounting and the Borrower will furnish, or cause to be furnished, the following statements and reports to the Banks at the Borrower's expense:

     (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of the Borrower and its Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen & Co., or other independent certified public accountants selected by the Borrower and acceptable to the Required Banks, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year the Borrower will furnish a report signed by such accountants stating that they have read this Credit Agreement, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of SECTION 7.14 and further stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

     (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, the Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of the Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, the Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of EXHIBIT J (the "COMPLIANCE CERTIFICATE") (i) signed by the chief financial officer of the Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of SECTION 7.14 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default and (ii) signed by the Responsible Officer of the Borrower in charge of environmental compliance stating that the Borrower and its Subsidiaries are in substantial compliance with all Environmental Laws and permits.

     (c) Promptly upon their becoming available, copies of all financial statements, reports and notices sent by any Loan Party to its joint venturers, partners or shareholders, and all registration statements, periodic reports and other statements and schedules filed by any Loan Party with any securities exchange, the Securities and Exchange Commission or any similar Governmental Authority.

     (d) By March 31 of each year, an Engineering Report effective as of December 31 of such year prepared by Huddleston & Co., Inc., or other independent petroleum engineers chosen by the Loan Parties and acceptable to the Banks, and by September 30 of each year, an Engineering Report effective as of June 30 of such year prepared by personnel of the Loan Parties. Each Engineering Report shall be in form and substance reasonably satisfactory to each Bank covering all of the Borrowing Base Properties, shall set forth the Proved Reserves attributable to such Borrowing Base Properties and a projection of the rate of production and net income with respect to the Proved Reserves as of the date of such Engineering Report, all in accordance with the guidelines published by the Securities and Exchange Commission. If requested by the Banks, the Loan Parties shall permit and cooperate with, at the Borrower's cost and expense, an annual review on or about June 30 of each year of the changes since the preparation of the most recent Engineering Reports prepared by the independent petroleum engineer which review shall be conducted by an independent consulting engineer selected by the Banks. Each report shall take into account any "over-produced" status under gas balancing arrangements, and, if applicable, shall contain information and analysis comparable in scope to that contained in the Initial Engineering Reports. Each report concerning all Borrowing Base Properties of the Loan Parties shall distinguish (or shall be delivered together with a certificate from an appropriate officer of such Loan Party which distinguishes) those Properties treated in the report which are Collateral from those Properties treated in the report which are not Collateral.

     (e) As soon as available, and in any event within forty-five (45) days after the end of each month, a report describing by lease or reporting unit the gross volume of production and sales attributable to production during such month from the Borrowing Base Properties described in SECTION 6.2(D) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

     (f) If requested by the Agent, each Loan Party shall permit and cooperate with an environmental and safety review made in connection with any of the Loan Party's Borrowing Base Properties acquired after the Closing Date. Such review shall be made no more than one time during each Fiscal Year beginning with the Fiscal Year 1997, by Pilko & Associates or other consultants selected by the Required Banks.

     (g) Concurrently with the annual renewal of the insurance policies of each Loan Party, the Borrower shall, if requested by the Agent in writing, cause a certificate or report to be issued by J.H. Blades & Associates or other insurance consultants satisfactory to the Required Banks certifying that each Loan Party's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Credit Agreement and the Security Documents.

     SECTION 6.3. OTHER INFORMATION AND INSPECTIONS. Each Loan Party will furnish to the Agent any information which the Banks may from time to time reasonably request through the Agent concerning any covenant, provision or condition of the Loan Documents or any matter in connection with such Persons' businesses and operations, including without limitation business plans, environmental compliance matters, budgets, forecasts and sales reports. Subject to SECTION 6.2(F), each Loan Party will permit representatives appointed by the Agent (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit during normal business hours at their sole risk and inspect any of such Person's Property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Loan Party shall permit the Agent or its representatives to investigate and verify the accuracy of the information furnished to the Agent in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of the Agent, the Issuing Bank and each Bank agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Loan Party, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by any Requirement of Law (whether valid or invalid) of any Governmental Authority, (iii) is disclosed to any Affiliate of the Agent, the Issuing Bank or any Bank, auditors, attorneys, or agents, or (iv) is furnished to any purchaser or prospective purchaser of participations or other interests in the Loans or the Notes or the Letters of Credit. Notwithstanding anything to the contrary contained herein, none of the Agent, the Issuing Bank nor any Bank nor any of their respective representatives shall be entitled to view or copy any information in any Loan Party's possession which is subject to any confidentiality agreement with any third party without having first entered into and agreeing to be bound by such confidentiality agreement.

     SECTION 6.4. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. The Borrower shall deliver, or cause to be delivered, to the Agent:

          (a) promptly and in any event within five (5) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, notice of any event or change which could reasonably be expected to result in a Material Adverse Change,

          (b) promptly (but in all events within five (5) Business Days) after any Responsible Officer obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action the Borrower has taken, are taking or propose to take with respect thereto,

          (c) promptly and in any event within five (5) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, notice of the occurrence of any Termination Event,

          (d) promptly and in any event within five (5) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, notice of the institution of or threat in writing of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any Subsidiary of a Loan Party not previously disclosed in writing to the Banks, which if adversely determined, is likely to result in a material judgment or liability in excess of $500,000 in the aggregate and/or could reasonably be expected to result in a Material Adverse Effect, or any material adverse development in any Existing Litigation,

     Upon the occurrence of any of the foregoing each Loan Party, as relevant, will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, or Termination Event, to protect against any such adverse claim or to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. The Borrower will also notify the Agent, the Issuing Bank, each Bank and the Agent's counsel in writing at least twenty Business Days prior to the date that any Loan Party changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting the Agent and its counsel to prepare the same.

     SECTION 6.5.  MAINTENANCE OF OWNERSHIP; PROPERTIES.

     (a) Except as expressly permitted by the terms of this Credit Agreement, each Loan Party shall maintain at all times (i) a net revenue interest in the Borrowing Base Properties of such Loan Party not less than the net revenue interest set forth in the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base, and (ii) a working interest in the Borrowing Base Properties of such Loan Party not greater than the working interest set forth in the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base.

     (b) Each Loan Party will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Material Contracts applicable to or relating to the Borrowing Base Properties.

     (c) Each Loan Party will maintain, preserve, protect, and keep all Collateral and all other material Property necessary in the conduct of its business in good condition and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be properly and advantageously conducted at all times.

     SECTION 6.6. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Loan Party which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 6.7. PAYMENT OF TRADE DEBT, TAXES, ETC. Each Loan Party will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or Property; (iii) within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP. Each Loan Party may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     SECTION 6.8. INSURANCE. Each Loan Party will maintain or cause to be maintained, and will cause each Subsidiary of such Loan Party to maintain or cause to be maintained (and will use all reasonable and necessary efforts to cause all operators of Borrowing Base Properties to maintain or cause to be maintained) at all times, insurance covering such risks as are customarily carried by businesses similarly situated. Each Loan Party will maintain the additional insurance coverage as described in the respective Security Documents. Each Loan Party shall cause any insurance policies covering Collateral to be endorsed (i) to provide for payment of losses to the Agent for the benefit of the Banks as loss payee as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to the Banks, (iii) to provide for any other matters specified in any applicable Security Document or which Required Banks may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and Properties) of the Property insured. Each Loan Party shall at all times maintain insurance against its liability for injury to Persons or Property with financially sound and reputable insurers, and shall cause the Agent for the benefit of the Banks to be named as additional insured on any such policies.

     SECTION 6.9. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Credit Agreement are consummated, the Loan Parties will promptly (and in any event, within thirty (30) calendar days after any invoice or other statement or notice) pay (i) all reasonable costs and expenses incurred by or on behalf of the Agent (including reasonable attorneys' fees, consultants fees and engineering fees and out-of-pocket expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto (other than any costs or expenses incurred in connection with an assignment under SECTION 11.4, including the preparation, execution and delivery of any assignment documents or new Notes), (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) any Loan Party's compliance with any covenants or conditions contained in this Credit Agreement or in any Loan Document, and (5) Upon and during the continuance of a Default, the defense or enforcement of the Loan Documents (including this section) or the defense of the Agent's, the Issuing Bank's or any Bank's exercise of its respective rights under any of the Loan Documents; and (ii) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Credit Agreement or any of the other Loan Documents or any other document referred to herein or therein. In addition to the foregoing, until all Obligations have been paid in full, the Loan Parties will also pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses of the Agent and its respective agents or employees in connection with the continuing administration of the Loans, the Letters of Credit and the related due diligence of the Agent.

     SECTION 6.10. PERFORMANCE ON LOAN PARTIES' BEHALF. If any Loan Party fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, the Agent and/or the Banks may pay the same. The Borrower shall immediately reimburse the Banks and/or the Agent for any such payments and each amount paid by Banks and/or the Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by the Banks and/or the Agent.

     SECTION 6.11. INTEREST. Each of the Loan Parties hereby promises to pay interest to the Banks and/or the Agent, as the case may be, at the Default Rate on all Obligations which such Loan Party has in this Credit Agreement or the other Loan Documents promised to pay (including Obligations to pay fees or to reimburse or indemnify the Banks and/or the Agent) and which are not paid when due.

     SECTION 6.12. COMPLIANCE WITH AGREEMENTS AND LAW. Each Loan Party will perform all material obligations it is required to perform under the terms of each Material Contract to which it is a party or by which it or any of its Properties is bound. Each Loan Party will conduct its business and affairs in compliance with all laws, regulations, and order applicable thereto.

     SECTION 6.13.  ENVIRONMENTAL MATTERS.

     (a) Each Loan Party will comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

     (b) Each Loan Party will promptly furnish to the Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Loan Party, or of which it has notice, pending or threatened against any Loan Party, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its Properties or the operation of its business, except where any such alleged violations or incidents of non-compliance would not, individually or in the aggregate, result in a penalty, assessment, fine or other cost or liability exceeding $500,000.

     (c) Each Loan Party will promptly furnish to the Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Loan Party in connection with its ownership or use of its Properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Materials at any location, except where any such alleged responsibility would not, individually or in the aggregate, result in a penalty, assessment, fine or other cost or liability exceeding $500,000.

     SECTION 6.14. EVIDENCE OF COMPLIANCE. Each Loan Party will furnish to the Agent at such Loan Party's expense all evidence which the Agent from time to time reasonably request on behalf of the Banks, or any Bank, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Loan Party in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

     So long as this Credit Agreement shall remain in effect or the principal of or interest on any Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder unless the Required Banks shall otherwise consent in writing, the Borrower warrants, covenants, and agrees that:

     SECTION 7.1. LIMITATIONS ON DEBT. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Debt, except for:

     (a)  Debt arising hereunder and under the other Loan Documents;

     (b) Debt outstanding on the Effective Date and described in the DISCLOSURE SCHEDULE, in each case in a principal amount at any one time outstanding not to exceed the amount set forth in the DISCLOSURE SCHEDULE hereof and secured only by the Property described in the DISCLOSURE SCHEDULE;

     (c) Endorsements of negotiable instruments for collection in the ordinary course of business;

     (d) Current liabilities (exclusive of Funded Debt) for accounts payable and expense accruals incurred or assumed in the ordinary course of business, PROVIDED such accounts payable have not remained unpaid for a period of one hundred twenty (120) days after the same were incurred unless currently being contested in good faith or by appropriate proceedings;

     (e) Liabilities for taxes, assessments, governmental charges or levies not yet due and payable;

     (f) Liabilities incurred under Commodity Hedge Transactions permitted pursuant to SECTION 7.3 hereof;

     (g) Debt of the Subsidiary Guarantors owing to the Borrower evidenced by the Intercompany Loan Documents, PROVIDED, that the aggregate amount of all Debt incurred by the Subsidiary Guarantors pursuant to this SUBSECTION 7.1(G) shall not exceed the Total Commitment at any one time outstanding;

     (h) Debt of the Loan Parties which is also an Investment to the extent permitted by SUBSECTION 7.7(D), (E) ,(F) OR (G) hereof;

     (i) Unsecured Debt of Borrower issued subsequent to the Closing Date (a) in a principal sum that is acceptable to the Required Banks in their sole and absolute discretion, (b) that is expressly subordinated to the Obligations on terms acceptable to the Required Banks in their sole and absolute discretion,
(c) that does not provide for payment of any principal (including sinking fund payments) prior to the October 31, 2000, other than redemptions or prepayments, if any, which may be required in the event of the death of a holder of such Subordinated Obligations, PROVIDED, that such prepayments or redemptions shall not exceed $300,000 in any Fiscal Year, and (d) that contains such affirmative and negative covenants and events of default as may be acceptable to the Required Banks in their sole and absolute discretion ("Subordinated Obligations"); and

     (j) Additional Debt not permitted by SUBSECTIONS 7.1(A) THROUGH (I) above, PROVIDED, HOWEVER, that the aggregate amount of all Debt incurred by the Borrower and its Subsidiaries pursuant to SECTIONS 7.1(J), 7.7(F) AND 7.11 shall not exceed $5,500,000 at any one time outstanding.

     SECTION 7.2. LIMITATIONS ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume or permit to exist any Lien upon any of the Properties which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents:

     (a)  Liens which secure Obligations only;

     (b) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Funded Debt and secure only Debt which is not delinquent or which is being contested as provided in SECTION 6.7;

     (c) Production Sales Contracts, division orders, operating agreements and other agreements customary in the oil and gas business for processing and selling Hydrocarbons, PROVIDED that no Debt which is secured by any Liens created thereunder is overdue, or if overdue, such Debt is being contested in good faith by appropriate proceedings and adequate reserves are maintained on the books of such Person with respect thereto (based on the Borrower's good faith estimate of the contested Debt) and only insofar as they do not (i) reduce the net revenue interest of any Loan Party in any Borrowing Base Property below the undivided net revenue interest specified for such Loan Party in the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base and/or (ii) increase the undivided working interest specified for such Loan Party in the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base; and

     (d) Liens on the Property located at 200 North Canal Street, Natchez, Mississippi 39120 securing the Debt described in SECTION 7.1(B) above.

     (e) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (f) Liens consisting of deposits of Property to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) Liens in respect of margin deposits permitted under SUBSECTION 7.7(F) securing Debt permitted under SUBSECTION 7.1(F);

     (g) Purchase money Liens upon or in any Property acquired by a Loan Party or any of its Subsidiaries in the ordinary course of business to secure the deferred portion of the purchase price of such Property or any indebtedness incurred to finance the acquisition of such Property PROVIDED, HOWEVER, that (i) no such Lien shall be extended to cover Property other than the Property being acquired, and (ii) the Debt secured thereby is permitted pursuant to SUBSECTION 7.1(J); and

     (h) All other non-consensual Liens arising in the ordinary course of any Loan Party's or such Subsidiary's business or incidental to the ownership of their respective Properties;

PROVIDED, that no such Lien shall secure the payment of Debt that is delinquent and PROVIDED, FURTHER, that no Permitted Lien referred to in subclauses (b) through (h) above shall in the aggregate materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of the Borrower or such Subsidiary.

     SECTION 7.3. HEDGE TRANSACTIONS. The Borrower will not enter into, and the Borrower will not permit any of its Subsidiaries to enter into, any Commodity Hedge Transaction or Interest Hedge Transactions, or in any manner be liable on any Commodity Hedge Transaction or Interest Hedge Agreement, except:

     (a) Commodity Hedge Transactions entered into with the purpose and effect of fixing pricing on oil and/or gas expected to be produced by any Loan Party, provided that at all times: (1) no such contract fixes a price for a term of more than twenty-four (24) months unless approved in writing by the Required Banks not to be unreasonably withheld; (2) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Required Banks) for any single month does not in the aggregate exceed seventy-five percent (75%) of Loan Parties' aggregate projected oil and gas production from Proved Developed Producing Hydrocarbon Reserves anticipated to be sold in the ordinary course of the Loan Parties' businesses for such month, (3) no such contract requires any Loan Party to put up any security against the event of its nonperformance other than letters of credit or deposits of money prior to actual default by such Loan Party in performing its obligations thereunder permitted by
SECTION 7.7(F) and (4) each such contract shall be either in existence as of the Closing Date or with a Bank or any Affiliate of such Bank, Enron Risk Management Services Corp. (so long as Enron Corporation, its corporate parent, has investment grade-rated long-term obligations by Standard & Poor's Corporation or Moody's Investors Services), or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency) or approved in writing by the Required Banks.

     (b) Interest Hedge Agreements entered into with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate, provided that (1) the aggregate notional amount of such contracts never exceeds eighty percent (80%) of the anticipated outstanding principal balance of the indebtedness of the Borrower to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of the Borrower to be hedged by such contract and
(3) each such contract shall be with a Bank or an Affiliate of such Bank or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency).

     SECTION 7.4. LIMITATION ON CONSOLIDATION, MERGERS AND ACQUISITIONS; FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge or acquire substantially all of the outstanding capital stock or assets of any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired, except for transactions in the nature of a consolidation and/or merger (i) involving the Borrower in which the Borrower is the surviving entity, or (ii) involving a Subsidiary Guarantor in which the surviving entity is a wholly owned Subsidiary of the Borrower and has duly executed and delivered a joinder to the Subsidiary Guaranty pursuant to SECTION 8.5, or (iii) involving any other wholly owned Subsidiary of the Borrower in which such wholly owned Subsidiary is the surviving entity, subject in each case to the condition that immediately after such merger or consolidation and after giving effect and PRO FORMA effect thereto for the immediately preceding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing. No Subsidiary Guarantor will issue any additional units of ownership or shares of capital stock or other securities or any options, warrants or other rights to acquire such additional units, shares or other securities unless such additional units of ownership or shares of capital stock or other securities or any options, warrants or other rights to acquire such additional units, shares or other securities are owned by the Borrower or a Subsidiary Guarantor. No Subsidiary of a Loan Party which is a partnership or joint venture will allow any diminution of such Loan Party's interest (direct or indirect) therein.

     SECTION 7.5. LIMITATION ON SALES OF PROPERTY. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any of any of its material Properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

     (a) sales of equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

     (b) sales of inventory (including Hydrocarbons sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms; or

     (c) sales of Properties for fair market value on an arm's length basis in an aggregate amount for Borrower and its Subsidiaries not to exceed $1,000,000 during any six month period between Periodic Determinations.

     No Loan Party will sell, transfer or otherwise dispose of units of ownership or capital stock of any other Loan Party, except to the Borrower or another Loan Party. No Loan Party will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

     SECTION 7.6. LIMITATION ON DISTRIBUTIONS. The Borrower will not directly or indirectly declare or pay or incur any liability to pay, and the Borrower will not permit any of its Subsidiaries to directly or indirectly declare or pay, or incur any liability to pay any Distributions, except that:

     (a) any Subsidiary of the Borrower may make unlimited Distributions to the Borrower or any Subsidiary Guarantor; and

     (b) the Borrower may pay regularly scheduled Distributions to the holders of Preferred Stock from funds legally available for such purpose; and

     (c) the Borrower may make payments of Subordinated Obligations permitted in accordance with SECTION 7.1(I)(C) above.

     It shall be a condition to each Distribution permitted by the provisions of
SECTION 7.6(B) that at the time such Distribution is made: (i) no payment of principal, interest, fees or other amount required hereunder or under the Loan Documents has become due and has not been paid, (ii) no Default or Event of Default has occurred, is continuing and has not been waived by the Banks or would occur as a result of the making of such Distribution, (iii) no Borrowing Base Deficiency exists or is reasonably expected to exist as of the next Determination Date, and (iv) after giving effect to the proposed Distribution the Borrower is in compliance with covenants contained in SECTION 7.14 as of (and as if the most recently ended Fiscal Quarter of the Borrower had ended on) the date such Distribution is made.

     SECTION 7.7. LIMITATION ON INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any Investments, except:

     (a) Investments existing on the date hereof and disclosed on the DISCLOSURE SCHEDULE;

     (b)  Permitted Investments;

     (c) Customary and prudent extensions of credit to customers buying goods and services in the ordinary course of business;

     (d) Intercompany Loans made by the Borrower to a Subsidiary Guarantor pursuant to the Intercompany Loan Documents;

     (e)  Investments in the Borrower made in the ordinary course of business;

     (f) Margin deposits or Letters of Credit posted in connection with any Hedge Transaction permitted pursuant to SECTION 7.3, PROVIDED such margin deposits and Letters of Credit do not exceed, in the aggregate for all such margin deposits and Letters of Credit at any one time outstanding, the sum of $2,500,000;

     (g)  Acquisitions permitted under SECTION 7.4 hereof; and

     (h) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business only insofar as they do not (i) reduce the net revenue interest of the Loan Parties in any Borrowing Base Property below the undivided net revenue interest specified for such Loan Parties in the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base and/or (ii) increase the undivided working interest without a corresponding increase in the net revenue interest specified for such Loan Parties in the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base.

     SECTION 7.8. LIMITATION ON NEW BUSINESSES. No Loan Party will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (iii) make any significant acquisitions or investments in any Properties other than Oil and Gas Interests and related Properties, including without limitation, mineral leases and related facilities, located in, or offshore of, the United States or as otherwise approved in writing by the Required Banks.

     SECTION 7.9. TRANSACTIONS WITH AFFILIATES. Except for transactions disclosed in the DISCLOSURE SCHEDULE, no Loan Party will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

     SECTION 7.10.  CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS.

     (a) Except as expressly provided for in the Loan Documents, no Loan Party will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Person to:
(i) make Distributions to the Loan Parties, (ii) to redeem equity interests held in it by any Loan Party, (iii) repay loans and other indebtedness owing by it to any Loan Party, (iv) transfer any of its assets to any Loan Party, or (v) create, incur, assume or suffer to exist any Lien in favor of Agent for the benefit of the Banks on any of the Borrower's or any of its Subsidiaries' assets. No Loan Party will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which is a Material Contract and which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Loan Party will amend or permit any amendment to any Material Contract which releases, qualifies, limits, makes contingent or otherwise detrimentally affects any material right or benefit of the Agent, the Issuing Bank or any Bank under or acquired pursuant to any Security Documents. No Loan Party will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     (b) Neither the Borrower nor any Subsidiary of Borrower, shall enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, or terminate any Material Contract other than amendments, modifications and waivers which could not have, in the reasonable judgment of the Borrower, individually or in the aggregate, (a) a detrimental effect on the Borrower or any of its material assets or (b) a detrimental effect on the Agent or the Banks or any of their rights, remedies and interests under the Loan Documents.

     SECTION 7.11. SALES AND LEASEBACKS. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or by way of Guaranteed Obligation, with respect to any lease or any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary of the Borrower has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or such Subsidiary of the Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary of the Borrower to any other Person in connection with such lease, except that the Borrower and its Subsidiaries may enter into such sale and leaseback arrangements with respect to compressors, PROVIDED, HOWEVER, that the aggregate obligations of the Borrower and its Subsidiaries on a Consolidated basis for the payment of rent or hire of any such property (real or personal) under all such sale and leaseback arrangements shall not exceed $2,000,000 in any period of twelve consecutive calendar months.

     SECTION 7.12. MARGIN REGULATION. The Borrower shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Credit Agreement in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended to the date hereof and from time to time hereafter, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

     SECTION 7.13.  FISCAL YEAR.  No Loan Party will change its Fiscal Year.

     SECTION 7.14. FINANCIAL COVENANTS. From and after the Effective Date, the Borrower on a Consolidated basis shall not:

     (a) Permit its Consolidated Tangible Net Worth at any time to be LESS than the sum of (i) $60,000,000 PLUS, if any, (ii) fifty percent (50%) of the net proceeds from the sale of equity securities of the Borrower and its Subsidiaries for the period from and after the Effective Date; or

     (b) Permit the ratio of the Borrower's Consolidated current assets to the Borrower's Consolidated current liabilities to be less than 1.0 to 1.0. For purposes of this subsection, "the Borrower's Consolidated current liabilities" will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation.

     (c) Permit the ratio, at the end of any Fiscal Quarter, of (i) EBITDA to
(ii) Consolidated Interest Expense to be less than 2.5 to 1.0, to be calculated at the end of each Fiscal Quarter, for the four-Fiscal Quarter period ending with such Fiscal Quarter.

     SECTION 7.15. AMENDMENTS AND WAIVERS OF SUBORDINATED OBLIGATIONS. The Borrower shall not, and shall not permit any Subsidiary to, change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument or agreement relating to any Subordinated Obligations that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under the Subordinated Obligations (including, without limitation, as a result of any redemption), (c) a change in any financial covenant under the Subordinated Obligations making such financial covenants more restrictive, (d) a change in any default or event of default (however designated) under the Subordinated Obligations which makes such default or event of default more restrictive, (e) a change in any of the subordination provisions of the Subordinated Obligations, (f) a change in any covenant, term or provision in the Subordinated Obligations which would result in such term or provision being more restrictive than the terms of this Credit Agreement and the other Loan Documents, or (g) a change in any term or provision of the Subordinated Obligations that could have, in any material respect, an adverse effect on the interest of the Banks.

                                 ARTICLE VIII

                                   SECURITY

     SECTION 8.1. THE SECURITY. The Obligations will be secured by the Security Documents listed in the MORTGAGE SCHEDULE and any additional Security Documents hereafter delivered by any Loan Party and accepted by the Banks.

     SECTION 8.2. MORTGAGED PROPERTIES. The Loan Parties shall at all times (i) cause to be subjected to the Lien of the Mortgages, Borrowing Base Properties having an aggregate Recognized Reserve Value, as determined by reference to the most recent Engineering Report utilized by the Banks in determining the then effective Borrowing Base, equal to at least eighty percent (80%) of the aggregate Recognized

Reserve Value for all of the Borrowing Base Properties and (ii) provide, or cause to be provided, to the Agent title opinions or other indicia of ownership satisfactory the Banks covering the Mortgaged Properties. Each Loan Party agrees that it shall, upon the request of the Agent, prepare a schedule of its Borrowing Base Properties in decreasing order of Recognized Reserve Value. Each Loan Party shall within ninety (90) calendar days from the receipt of such request from the Agent cause to be subjected to the Lien of the Mortgages, Borrowing Base Properties, in decreasing order of value, having an aggregate Recognized Reserve Value equal to at least eighty percent (80%) of the aggregate Recognized Reserve Value for all of the Borrowing Base Properties.

     SECTION 8.3. FURTHER ASSURANCES; ADDITIONAL COLLATERAL. Subject to SECTION
8.2 above, each Loan Party agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by the Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to the Banks for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any Property now owned or hereafter acquired by any Loan Party. Each Loan Party will from time to time deliver to the Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by any Loan Party in form and substance satisfactory to the Banks, which the Agent reasonably requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     SECTION 8.4. OFFSET. To secure the repayment of the Obligations each Loan Party hereby grants to the Agent for the benefit of the Secured Parties a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of the Agent, the Issuing Bank or any Bank at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other Property (and the proceeds therefrom) of such Loan Party now or hereafter held or received by or in transit to Agent from or for the account of such Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Loan Party with the any Bank, and (c) any other credits and claims of such Loan Party at any time existing against the Agent, the Issuing Bank or any Bank, including claims under certificates of deposit. Upon the occurrence of any Default, the Agent, the Issuing Bank and each Bank is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to such Loan Party, any and all items hereinabove referred to against the Obligations then due and payable.

     SECTION 8.5. GUARANTIES OF THE BORROWER'S SUBSIDIARIES. Each Subsidiary of the Borrower now existing or created, acquired or coming into existence after the date hereof shall execute and deliver to the Agent an Instrument of Joinder of the Subsidiary Guaranty in the form of Exhibit A to the Subsidiary Guaranty. The Borrower will (i) cause each of its Subsidiaries to deliver to the Agent, simultaneously with its delivery of such a Instrument of Joinder, written evidence satisfactory to the Agent's counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of the Subsidiary Guaranty and any other documents which it is required to execute.

     SECTION 8.6. PRODUCTION PROCEEDS. Notwithstanding that, by the terms of the various Security Documents, the Loan Parties are and will be assigning to the Agent for the benefit of the Secured Parties all of the "Production Proceeds" (as defined therein) accruing to the Mortgaged Property covered thereby, so long as no Default has occurred and is continuing, such Loan Parties shall be entitled to receive from the purchasers of production all such Production Proceeds, subject, however, to the liens created under the Security Documents, which liens are hereby affirmed and ratified. Upon the occurrence and during the continuance of a Default, the Agent may exercise all rights and remedies granted under the Security

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Documents, including the right to obtain possession of all Production Proceeds then held by any Loan Party or to receive directly from the purchaser of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by the Agent to any Loan Party constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Agent to collect other Production Proceeds thereafter. Each Loan Party will, upon the instructions of the Required Banks (which such instructions may be given only after the occurrence of an Event of Default, as herein defined, but the giving of such instructions shall as to all such parties be conclusive as to the occurrence of an Event of Default), join with the Banks in notifying the purchaser or purchasers of Hydrocarbons produced from the Mortgaged Properties of the existence of the Security Documents, such notification to be in writing and accompanied (if necessary) by certified copies of the Security Documents.

                                  ARTICLE IX

                        EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Credit Agreement:

     (a) The Borrower shall fail to pay when due any payment of any principal of the Loans; or

     (b) (i) The Borrower shall fail to pay when due the payment of any accrued interest on the Loans and such failure shall continue for two (2) Business Days; or (ii) any Loan Party shall fail to pay when due the payment of any fee, expense, compensation, reimbursement or other amount when due under this Credit Agreement, the Notes or any other Loan Document to which such Loan Party is a party or other agreement or document contemplated by or delivered pursuant to or in connection with this Credit Agreement or such Loan Document or any material document executed in connection therewith and, in any event, such failure shall continue for fifteen (15) calendar days after the earlier of (x) notice thereof from the Agent or any Bank to such Loan Party and (y) discovery thereof by such Loan Party; or

     (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document; or

     (d) Any Loan Party fails to duly observe, perform or comply with any covenant, agreement, condition or provision contained in SECTION 6.4 or ARTICLE VII of this Credit Agreement; or

     (e) Any Loan Party fails (other than as referred to in subsections (a), (b), (c) and (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure is not remedied within thirty (30) calendar days after written notice thereof is given by the Agent to such Loan Party, provided that such grace period shall not apply to any such failure if Borrower or such Loan Party has not given notice thereof to the Banks as required in SECTION 6.4(II); or

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Loan Party in connection with any Loan Document shall prove to have been false or

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incorrect in any material respect on any date on or as of which made, or any
Loan Document at any time ceases to be valid, binding and enforceable as warranted in SECTION 5.4 for any reason other than its release, termination, or subordination by the Banks; or

     (g) Any Loan Party, shall (i) fail to pay any Debt (including principal, interest or premium thereon) in excess of $500,000 (other than the amounts referred to in subsections (a) and (b) of this SECTION 9.1) owing by such Person, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless such failure to pay such Debt shall be effectively waived or consented to by the holder or holders of such Debt in accordance with the documents evidencing such Debt or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed unless such failure is effectively waived or consented to by the holder or holders of such Debt, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause such Debt to become due prior to its stated maturity; or (iii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to any Loan Party or to any Loan Party and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument, PROVIDED, none of the foregoing shall constitute an Event of Default hereunder if such Loan Party contests in good faith the validity of such Debt or obligation by appropriate proceedings and with respect to which adequate reserves (based upon such Loan Party's good faith estimate of the contested liability) have been provided; or

     (h) Either (i) any "accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

     (i)  Any Loan Party:

          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable Debtor Relief Law of any jurisdiction now or hereafter in effect, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

          (ii) commences a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; or applies for or consents to the entry of an order for relief in an involuntary case under any such Debtor Relief Law, or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000, unless the same is either paid in accordance with such judgment, discharged within sixty days after the date of entry thereof, or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or
          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof or after any stay is vacated or set aside; or

     (j)  a Change of Control shall occur; or

     (k) (i) Any Environmental Liability shall have been asserted against any Loan Party or any Subsidiary of a Loan Party which could reasonably be expected to have a Material Adverse Effect or (ii) any Release shall have occurred, and such event could form the basis of an Environmental Liability against such Loan Party or such Subsidiary of such Loan Party which could reasonably be expected to result in a Material Adverse Effect; or

     (l) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto (other than the Agent or any Bank) or any such Person party thereto (other than the Agent or any Bank) shall deny that it has any or further liability or obligation thereunder, or the Obligations shall be subordinated for any reason (other than by the consent of the Banks); or

THEN, (x) upon the occurrence of any Event of Default described in SECTION 9.1
(I)(I), (I)(II) OR (I)(III) with respect to any Loan Party or any Subsidiary of any Loan Party (i) all of the Commitments shall automatically terminate, and Borrower shall deposit with the Agent cash equal to the outstanding LC Obligations in accordance with SECTION 2.11(G) and (ii) the entire unpaid amount of all Obligations shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Loan Party and every Subsidiary Guarantor who at any time ratifies or approves this Credit Agreement and the obligation of each Bank to make any Loan, and of the Issuing Bank(s) to issue any Letters of Credit, hereunder shall thereupon terminate and (y) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Banks, (i) by written notice to Borrower declare all of the Commitments to be terminated, whereupon all of the Commitments and the obligations of each Bank to make any Loan hereunder, and of the Issuing Bank(s) to issue any Letter of Credit, shall forthwith terminate, and Borrower shall deposit with the Agent cash equal to the outstanding LC Obligations in accordance with SECTION 2.11(G) and (ii) by written notice to Borrower declare the entire unpaid amount of all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Loan Party and every Subsidiary Guarantor who at any time ratifies or approves this Credit Agreement. Borrower hereby grants to the Agent for the ratable benefit of the Banks a security interest in, and Lien on, any Dollars delivered to the Agent pursuant to this SECTION 9.1, as security for the Obligations.

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
     SECTION 9.2. REMEDIES. If any Default shall occur and be continuing, the Agent may, and at the request of the Required Banks, shall protect and enforce the rights and remedies of the Secured Parties under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon the Agent for the benefit of the Secured Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     SECTION 9.3. INDEMNITY. EACH LOAN PARTY, JOINTLY AND INDIVIDUALLY, AGREES TO INDEMNIFY EACH SECURED PARTY, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH SECURED PARTY GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY LOAN PARTY OR ANY LIABILITIES OR DUTIES OF ANY LOAN PARTY OR OF THE SECURED PARTIES WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY OF THE SECURED PARTIES, PROVIDED ONLY THAT NO SECURED PARTY SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. AS USED IN THIS SECTION THE TERM "SECURED PARTIES" SHALL REFER NOT ONLY THE PERSON DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

                                   ARTICLE X

                                   THE AGENT

     SECTION 10.1. APPOINTMENT. Each Bank hereby irrevocably designates and appoints Chase as the Agent of such Bank under this Credit Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Chase, as the Agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Loan Document or otherwise exist against the Agent. The duties of the Agent are mechanical and administrative in nature. The Agent shall have no fiduciary relationship in respect of any Bank by reason of this Credit Agreement or any other Loan Document.

     SECTION 10.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Credit Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled

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to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 10.3. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party or any officer of any Loan Party in this Credit Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Credit Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or the Notes or any other Loan Document or for any failure of any of the Loan Parties to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Loan Document, or to inspect the Properties, books or records of any of the Loan Parties.

     SECTION 10.4. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, content, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants, engineers and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

     SECTION 10.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or any Loan Party referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     SECTION 10.6. NON-RELIANCE OF AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Loan Party shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without

                                    -65-
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reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of each Loan Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of each Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 10.7. INDEMNIFICATION. Each Bank hereby indemnifies the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Credit Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. It is the express intention of the parties hereto that the Agent shall be indemnified and held harmless against any and all losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements arising out of or from the ordinary negligence of the Agent. The agreements in this
SECTION 10.7 shall survive the payment of the Notes and all other amounts payable hereunder.

     SECTION 10.8. AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties, or any Loan Party, as though the Agent were not the agent hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Credit Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     SECTION 10.9. SUCCESSOR AGENT. The Agent may resign as Agent upon ten (10) calendar days' notice to the Banks. If the Agent shall resign as Agent under this Credit Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this SECTION 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement and the other Loan Documents.

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                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGEMENTS.

     (a) WAIVERS AND AMENDMENTS. Neither this Credit Agreement nor any other Loan Document to which the Borrower or any other Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this subsection. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (x) is in writing, (y) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory, and (z) with respect to the Banks, is signed by the Required Banks (if the Banks are a party thereto) or by the Agent with the consent of the Required Banks (if the Agent is a party thereto and the Banks are not); PROVIDED no such amendment, supplement, waiver or other modification shall do any of the following unless signed by all of the Banks (if the Banks are a party thereto) and by the Agent with the consent of all of the Banks (if the Agent is a party thereto and the Banks are not):

     (i) extend the Maturity Date, the date of payment of any principal, interest or fees, or the date of payment of any required principal prepayment;

     (ii) reduce the amount of any principal, interest or fees, the rate of interest paid with respect to any unpaid principal, interest or fees, or the amount of any fee payable to the Banks hereunder;

    (iii) change the amount of any Commitment of any Bank;

     (iv) amend, modify, or waive any of the conditions set forth in ARTICLE IV (other than any condition which refers therein to the Required Banks);

     (v) amend, modify or waive any provision which calls for the consent of, the approval of, or direction from all of the Banks;

     (vi) amend, modify or waive any provision of this SECTION 11.1 or the definition of Required Banks;

    (vii) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement or any other Loan Document; or

   (viii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty to which such Subsidiary Guarantor is a party or under any Security Document to which such Subsidiary Guarantor is a party;

and PROVIDED, FURTHER, without the prior written consent of the Agent, no such amendment, supplement, waiver or modification shall amend, supplement, waive or otherwise modify any provision of ARTICLE X or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank(s) in addition to the Banks required above to take such action, affect the rights and

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duties of the Issuing Bank(s) with respect to the Letters of Credit and the
Letter of Credit Applications, if any, outstanding under this Credit Agreement. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Banks, the Agent, all future holders of the Notes and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

     (b) ACKNOWLEDGEMENTS AND ADMISSIONS. Each Loan Party hereby represent, warrant, acknowledge and admit that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Credit Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Agent, the Issuing Bank or any Bank, whether written, oral or implicit, other than as expressly set out in this Credit Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by the Agent, the Issuing Bank or any Bank as to the Loan Documents except as expressly set out in this Credit Agreement or in another Loan Document delivered on or after the date hereof, (iv) None of the Agent, the Issuing Bank nor any Bank owes a fiduciary duty to any Loan Party with respect to any Loan Document or the transactions contemplated thereby, and no Loan Party owes a fiduciary duty to the Agent, the Issuing Bank and the Bank with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Loan Parties, on one hand, and the Agent, the Issuing Bank and the Banks, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Loan Party and the Agent, the Issuing Banks and the Banks, (vii) should an Event of Default or Default occur or exist the Agent, the Issuing Bank and the Banks will determine in their sole discretion and for their own reasons what remedies and actions they will or will not exercise or take at that time, (viii) without limiting any of the foregoing, no Loan Party is relying upon any representation or covenant by the Agent, the Issuing Bank, or any Bank, or any representative thereof, and no such representation or covenant has been made, that each of the Agent, the Issuing Bank and each Bank will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) the Agent, the Issuing Bank and each Bank has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Credit Agreement and to make the Loans and issue the Letters of Credit.

     SECTION 11.2. REPRESENTATION BY THE BANKS. Each Bank hereby represents that it will acquire its Notes for its own account in the ordinary course of its commercial lending business; however, the disposition of such Bank's Property shall at all times be and remain within such Bank's control and, in particular and without limitation, such Bank may sell or otherwise transfer its Notes, any participation interests or other interests in its Notes, or any of its other rights and obligations under the Loan Documents.

     SECTION 11.3. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five
(5) calendar days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows, and as set forth in SCHEDULE
1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower: Callon Petroleum Company
                    200 North Canal Street
                    Natchez, Mississippi  39120
                    Attention: John S. Weatherly, Senior Vice President
                    Telephone:  (601) 442-1601
                    Telecopy:   (601) 446-1410
     Subsidiary     c/o Callon Petroleum Company
     Guarantors:    200 North Canal Street
                    Natchez, Mississippi  39120
                    Attention: John S. Weatherly, Senior Vice President
                    Telephone:  (601) 442-1601
                    Telecopy:   (601) 446-1410

     The Agent &    The Chase Manhattan Bank
     Issuing Bank:  c/o Texas Commerce Bank National Association
                    Global Oil and Gas
                    707 Travis Street, 5 TCB N
                    Houston, Texas   77252-8086
                    Telephone Number:  (713) 216-4288
                    Telecopy Number:   (713) 216-4117
                    Attention: Scott H. Richardson, Vice President

     If such notice to the Agent relates to fundings or payments, with a copy to:

               The Chase Manhattan Bank
               140 East 45th Street, 29th Floor
               New York, New York  10017
               Telephone Number:  (212) 622-0005
               Telecopy Number:   (212) 622-0002
               Attention:  Sandra Miklave, Vice President

     If to any Bank, as specified on the signature pages hereto or in the appropriate Commitment Transfer Supplement pursuant to SECTION 11.4; PROVIDED that any notice, request or demand to or upon the Agent or the Banks pursuant to SECTIONS 2.2, 2.4, 2.6, 2.7, 2.8, 2.11(A), OR 2.15(C) shall not be effective until received.

     SECTION 11.4.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Banks that are contained in this Credit Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. No Loan Party may assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the written consent of all of the Banks.

     (b) Each of the Banks may, without the consent of the Borrower or the Agent, sell participation to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement and the other Loan Documents, including, without limitation, all or a portion of its Commitment, the Loans owing to it, the LC Obligations owing to it, its participation interests in Letters of Credit and the Notes held by it (in respect of any such Bank, the "CREDIT EXPOSURE"); PROVIDED,

HOWEVER, that (i) such Bank's obligations under this Credit Agreement and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED, HOWEVER, that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Credit Agreement or any other Loan Document; and PROVIDED, FURTHER, such Bank may grant participant rights, as between such Bank and its participant(s), with respect to amendments, modifications or waivers with respect of any fees payable hereunder (including, without limitation, the amount and the dates fixed for the payment of any such fees) or the amount of principal, or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on the Loans or the release of any Subsidiary under the Subsidiary Guaranty and (iv) such Bank shall disclose in writing to the Agent the number of participating banks or other entities and the dollar amount of each such participation. Each Bank also agrees that it shall retain the right (but shall have no obligation) to buy back any participating interest sold by it from the holder thereof if such holder refuses to consent to any proposed amendment, modification, supplement or waiver of this Credit Agreement or any other Loan Document.

     (c) With the prior written consent of the Agent and the Borrower, which consents shall not be unreasonably withheld, each of the Banks may assign to one or more additional banks or financial institutions ("PURCHASING BANKS"), and without the consent of the Agent and the Borrower, each of the Banks may assign to a Bank, all or a portion of its Credit Exposure; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's Credit Exposure, i.e., any such assignment shall include a constant percentage of, INTER ALIA the rights and obligations of such assigning Bank with respect to the Commitment, the Loans, (ii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register, a Commitment Transfer Supplement, substantially in the form of EXHIBIT K, together with the Notes subject to such assignment, (iii) the amount of each such assignment (determined as of the date the Commitment Transfer Supplement with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000 and (iv) if the assigning Bank has retained any Commitment hereunder, such assigning Bank's remaining Commitment shall be at least $10,000,000 after giving effect to such assignment. Upon (i) the execution and delivery to the Agent of such Commitment Transfer Supplement by the assigning Bank, the purchasing bank or other entity and the Borrower, (ii) the payment by the assigning Bank or the purchasing bank or other entity to the Agent of a processing and recordation fee of $2,500 and (iii) the acceptance and recording of such Commitment Transfer Supplement in the Register by the Agent, from and after the effective date specified in each Commitment Transfer Supplement, which effective date shall be (unless otherwise agreed among the Agent, the assigning Bank and the purchasing Bank or entity) at least five Business Days after the date of acceptance and recording by the Agent, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement have the rights and obligations of a Bank hereunder and (y) the assigning Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement and the other Loan Documents (and, in the case of an assignment covering all of the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement and the other Loan Documents, such assigning Bank shall cease to be a party hereto).

     (d) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any other Bank all or any part of its Credit Exposure. The Borrower, the Agent and the Banks agree that to the extent of any assignment the assignee Bank shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to SECTIONS 2.17 AND 8.4 as it would have had if it were a Bank hereunder; PROVIDED that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the assignee Bank unless and until such assignee Bank becomes a purchasing Bank pursuant to clause (c) above.

     (e) By executing and delivering a Commitment Transfer Supplement, the assigning Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such assigning Bank, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement and the other Loan Documents of the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary of the Borrower, the performance or observance of their respective obligations under this Credit Agreement, any Loan Document, any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Bank confirms that it has received a copy of this Credit Agreement together with copies of the most recent financial statements delivered pursuant to SECTION 5.5 or SECTION 6.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (iv) such Purchasing Bank will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Loan Documents; (v) such Purchasing Bank appoints and authorizes the Agent to take such action on behalf of such Purchasing Bank and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
(vi) such Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Loan Documents are required to be performed by it as a Bank and (vii) such Purchasing Bank confirms that it is an Purchasing Bank as defined herein.

     (f) The Agent shall maintain at its office a copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (g) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Bank and an Purchasing Bank together with any Note subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, the Assigning Bank and the Agent shall make the appropriate arrangements for the execution and delivery by the Borrower to the Agent in exchange for the surrendered Notes, replacement Notes payable to the order of such Purchasing Bank in an aggregate amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the assigning Bank has retained any of its Commitment hereunder, replacement Notes payable to the order of the assigning Bank in an aggregate amount equal to the Commitment retained by it. Such replacement Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes and shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of EXHIBIT C hereto, as appropriate and shall contain specific language stating that such replacement Notes is given in exchange for and substitution of the surrendered Notes and that the indebtedness evidenced by the surrendered Notes constitutes the same indebtedness evidenced by the replacement Notes. Canceled Notes shall be returned as soon as practical to the Borrower marked "Replaced."

     (h) Notwithstanding any other language in this Credit Agreement, any Bank may at any time assign all or any portion of its rights under this Credit Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable operating circular of such Federal Reserve Bank.

     (i) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.4 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiary of the Borrower furnished to such Bank by or on behalf of the Borrower or by or on behalf of the Borrower or any Subsidiary of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or any Subsidiary of the Borrower received from such Bank.

     SECTION 11.5. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No failure or delay (whether by course of conduct or otherwise) by any Secured Party in exercising any right, power or remedy which such Secured Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by such Secured Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the Agent, the Required Banks, or all of the Banks, as required by such Loan Document, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Loan Party shall in any case of itself entitle any Loan Party to any other or further notice or demand in similar or other circumstances. This Credit Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Credit Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     SECTION 11.6. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of any Loan Party's various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Credit Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full and all of the

Commitments to extend credit to the Borrower under this Credit Agreement are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Loan Party to the Agent and/or the Banks under any Loan Document shall be deemed representations and warranties by each Loan Party or agreements and covenants of each Loan Party under this Credit Agreement. The representations, warranties, and covenants made by any Loan Party in the Loan Documents, and the rights, powers and privileges granted to the Agent and the Secured Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers or consents contained herein, in the other Loan Documents or granted in writing pursuant to SECTION 11.1, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Agent, the Issuing Bank or to any Bank of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Credit Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     SECTION 11.7. JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST. All Obligations which are incurred by two or more Loan Parties shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Loan Party may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of the Banks.

     SECTION 11.8. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE AGENT MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, THE BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE BANKS AND ANY QUESTIONS RELATING TO USURY. EACH LOAN PARTY AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, AS ITS AGENT TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST IT WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY IT TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO EACH LOAN

PARTY AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF ANY LOAN PARTY TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. EACH LOAN PARTY SHALL FURNISH TO THE AGENT A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS CREDIT AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT, EACH LOAN PARTY HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO THE AGENT AND THE BANKS TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO THE AGENT AND THE BANKS THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO THE BANKS) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

     If and to the extent Texas law applies, the Agent, the Banks and the Borrower further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section
(a) of such Article shall apply to the Notes; PROVIDED, HOWEVER, that to the extent permitted by such Article, the Agent may from time to time by notice from the Agent to the Borrower revise the election of such interest rate ceiling as such ceiling affects then current or future balances of the Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Credit Agreement or the Notes issued hereunder.

     SECTION 11.9. INTEREST. Each provision in this Credit Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Bank for the use, forbearance or detention of the money to be loaned under this Credit Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Credit Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Credit Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Credit Agreement, any Note or any other Loan Document to the contrary notwithstanding, with respect to each Note, the maker of such Note shall never be required to pay unearned interest on such Note or ever be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to such Note would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the maker of such Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the maker of such Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the maker of such Note or any interest paid by the maker of such Note in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Note with the excess thereof, if any, refunded to the maker thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Bank under the Note held by it, or under this Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being the Bank's "MAXIMUM PERMISSIBLE RATE"), shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by (a) characterizing any non-principal payment as an expense, fee or premium rather than as interest and (b) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Note all interest at any time contracted for, charged or received by such Bank in connection therewith.

     SECTION 11.10. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     SECTION 11.11. COUNTERPARTS. This Credit Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     SECTION 11.12. WAIVER OF JURY TRIAL, DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, EACH LOAN PARTY, EACH BANK AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT'S AND THE BANKS' ENTERING INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, EACH BANK AND THE AGENT HEREBY FURTHER (a) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (b) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (c) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first written above.

                         THE BORROWER:

                         CALLON PETROLEUM COMPANY


                         By:
                         Name:  John S. Weatherly
                         Title: Senior Vice President,
                                Chief Financial Officer and Treasurer

                         THE SUBSIDIARY GUARANTORS

                         CALLON PETROLEUM OPERATING COMPANY

                         By:
                         Name:  John S. Weatherly
                         Title: Senior Vice President, Chief Financial
                                Officer and Treasurer

                         CALLON OFFSHORE PRODUCTION, INC.

                         By:
                         Name:  John S. Weatherly
                         Title: Vice President, Chief Financial
                                Officer and Treasurer

                         Address of the Borrower and each Subsidiary Guarantor:

                         200 North Canal Street
                         Natchez, Mississippi 39120
                         Attention:  John S. Weatherly
                         Telephone: 601/442-1601
                         Telecopy:  601/446-1410

                         THE AGENT

                         THE CHASE MANHATTAN BANK

                         By:
                         Name:
                         Title:

                         Address of the Agent:

                         The Chase Manhattan Bank
                         c/o Texas Commerce Bank National Association 707 Travis, 5 TCB-N 86
                         Houston, Texas  77002
                         Attention:  Scott Richardson
                         Telephone: 713/216-4288
                         Telecopy:  713/216-4117

                         THE BANKS:

                         THE CHASE MANHATTAN BANK

                         By:
                         Name:
                         Title:

                               TABLE OF CONTENTS

                                                                          PAGE

                                   ARTICLE I

                          DEFINITIONS AND REFERENCES.......................  1
     SECTION 1.1.   Defined Terms..........................................  1
     SECTION 1.2.   Exhibits and Schedules: Additional Definitions......... 21
     SECTION 1.3.   Amendment of Defined Instruments....................... 21
     SECTION 1.4.   References and Titles.................................. 21
     SECTION 1.5.   Calculations and Determinations........................ 22
     SECTION 1.6.   Types of Borrowings.................................... 22

                                  ARTICLE II

                                  COMMITMENTS.............................. 22
     SECTION 2.1.   Revolving Loans and Letters of Credit.................. 22
     SECTION 2.2.   Borrowing Procedure for Loans.......................... 23
     SECTION 2.3.   Use of Proceeds........................................ 24
     SECTION 2.4.   Conversions or Continuation of Borrowings.............. 24
     SECTION 2.5.   Fees................................................... 25
     SECTION 2.6.   Termination or Reduction of Total Commitment........... 26
     SECTION 2.7.   Optional Prepayments................................... 26
     SECTION 2.8.   Mandatory Prepayments.................................. 26
     SECTION 2.9.   Interest Rates and Payment Dates....................... 27
     SECTION 2.10.  Determination of Interest Rate......................... 27
     SECTION 2.11.  Issuing the Letters of Credit.......................... 28
     SECTION 2.12.  Capital Reimbursement.................................. 30
     SECTION 2.13.  Increased Costs........................................ 30
     SECTION 2.14.  Availability........................................... 31
     SECTION 2.15.  Reimbursable Taxes..................................... 31
     SECTION 2.16.  Funding Losses......................................... 32
     SECTION 2.17.  Sharing of Payments and Setoffs........................ 33
     SECTION 2.18.  Method of Payments Pro Rata Treatment.................. 34
     SECTION 2.19.  Limitation on Reimbursement; Mitigation................ 34
     SECTION 2.20.  Replacement of Banks................................... 35

                                  ARTICLE III

                                BORROWING BASE............................. 35
     SECTION 3.1.   Engineering Report; Proposed Borrowing Base............ 35
     SECTION 3.2.   Determination of Borrowing Base........................ 35
     SECTION 3.3.   Special Determination of Total Borrowing Base.......... 36
     SECTION 3.4.   Initial Borrowing Base................................. 37

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                                  ARTICLE IV

                        CONDITIONS PRECEDENT TO LENDING.................... 37
     SECTION 4.1.   Documents to be Delivered.............................. 37
     SECTION 4.2.   Additional Conditions Precedent........................ 40

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES..................... 40
     SECTION 5.1.   No Default............................................. 41
     SECTION 5.2.   Organization and Good Standing......................... 41
     SECTION 5.3.   Authorization.......................................... 41
     SECTION 5.4.   Enforceable Obligations................................ 41
     SECTION 5.5.   Financial Condition.................................... 42
     SECTION 5.6.   No Change.............................................. 42
     SECTION 5.7.   No Conflict............................................ 42
     SECTION 5.8.   Full Disclosure........................................ 42
     SECTION 5.9.   Litigation............................................. 43
     SECTION 5.10.  Oil and Gas Interests; Properties Generally............ 43
     SECTION 5.11.  Taxes.................................................. 44
     SECTION 5.12.  ERISA Liabilities...................................... 44
     SECTION 5.13.  Names and Places of Business........................... 44
     SECTION 5.14.  Loan Parties' Subsidiaries............................. 44
     SECTION 5.15.  Government Regulation.................................. 44
     SECTION 5.16.  Insider................................................ 44
     SECTION 5.17.  Proceeds of Loans; Regulation U........................ 45
     SECTION 5.18.  Environmental Matters.................................. 45
     SECTION 5.19.  Regulatory Controls.................................... 46
     SECTION 5.20.  Engineering Report..................................... 46
     SECTION 5.21.  Designated Contracts................................... 47
     SECTION 5.22.  Solvency............................................... 47
     SECTION 5.23.  Business............................................... 47
     SECTION 5.24.  Mortgaged Property..................................... 47
     SECTION 5.25.  Consolidated Business Entity........................... 47

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS......................... 47
     SECTION 6.1.   Payment and Performance................................ 47
     SECTION 6.2.   Books, Financial Statements and Reports................ 48
     SECTION 6.3.   Other Information and Inspections...................... 49
     SECTION 6.4.   Notice of Material Events and Change of Address........ 50
     SECTION 6.5.   Maintenance of Ownership; Properties................... 50
     SECTION 6.6.   Maintenance of Existence and Qualifications............ 51
     SECTION 6.7.   Payment of Trade Debt, Taxes, etc...................... 51
     SECTION 6.8.   Insurance.............................................. 51
     SECTION 6.9.   Payment of Expenses.................................... 51
     SECTION 6.10.  Performance on Loan Parties' Behalf.................... 52

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     SECTION 6.11.  Interest............................................... 52
     SECTION 6.12.  Compliance with Agreements and Law..................... 52
     SECTION 6.13.  Environmental Matters.................................. 52
     SECTION 6.14.  Evidence of Compliance................................. 53

                                  ARTICLE VII

                              NEGATIVE COVENANTS........................... 53
     SECTION 7.1.   Limitations on Debt.................................... 53
     SECTION 7.2.   Limitations on Liens................................... 54
     SECTION 7.3.   Hedge Transactions..................................... 55
     SECTION 7.4.   Limitation on Consolidation, Mergers and Acquisitions;
                 Fundamental Changes....................................... 56
     SECTION 7.5.   Limitation on Sales of Property........................ 56
     SECTION 7.6.   Limitation on Distributions............................ 56
     SECTION 7.7.   Limitation on Investments.............................. 57
     SECTION 7.8.   Limitation on New Businesses........................... 57
     SECTION 7.9.   Transactions with Affiliates........................... 58
     SECTION 7.10.  Certain Contracts; Amendments; Multiemployer ERISA Plans 58
     SECTION 7.11.  Sales and Leasebacks................................... 58
     SECTION 7.12.  Margin Regulation...................................... 58
     SECTION 7.13.  Fiscal Year............................................ 59
     SECTION 7.14.  Financial Covenants.................................... 59
     SECTION 7.15.  Amendments and Waivers of Subordinated Obligations..... 59

                                 ARTICLE VIII

                                   SECURITY................................ 59
     SECTION 8.1.   The Security........................................... 59
     SECTION 8.2.   Mortgaged Properties................................... 59
     SECTION 8.3.   Further Assurances; Additional Collateral.............. 60
     SECTION 8.4.   Offset................................................. 60
     SECTION 8.5.   Guaranties of the Borrower's Subsidiaries.............. 60
     SECTION 8.6.   Production Proceeds.................................... 60

                                  ARTICLE IX

                        EVENTS OF DEFAULT AND REMEDIES..................... 61
     SECTION 9.1.   Events of Default...................................... 61
     SECTION 9.2.   Remedies............................................... 64
     SECTION 9.3.   Indemnity.............................................. 64

                                   ARTICLE X

                                   THE AGENT............................... 64
     SECTION 10.1.  Appointment............................................ 64

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     SECTION 10.2.  Delegation of Duties................................... 65
     SECTION 10.3.  Exculpatory Provisions................................. 65
     SECTION 10.4.  Reliance by Agent...................................... 65
     SECTION 10.5.  Notice of Default...................................... 65
     SECTION 10.6.  Non-Reliance of Agent and Other Banks.................. 66
     SECTION 10.7.  Indemnification........................................ 66
     SECTION 10.8.  Agent in Its Individual Capacity....................... 66
     SECTION 10.9.  Successor Agent........................................ 66

                                  ARTICLE XI

                                 MISCELLANEOUS............................. 67
     SECTION 11.1.  Waivers and Amendments; Acknowledgements............... 67
     SECTION 11.2.  Representation by the Banks............................ 68
     SECTION 11.3.  Notices................................................ 69
     SECTION 11.4.  Successors and Assigns; Participations................. 69
     SECTION 11.5.  No Waiver; Cumulative Remedies......................... 72
     SECTION 11.6.  Survival of Agreements; Cumulative Nature.............. 73
     SECTION 11.7.  Joint and Several Liability; Parties in Interest....... 73
     SECTION 11.8.  GOVERNING LAW; SUBMISSION TO PROCESS................... 73
     SECTION 11.9.  Interest............................................... 74
     SECTION 11.10. Severability........................................... 75
     SECTION 11.11. Counterparts........................................... 75
     SECTION 11.12. WAIVER OF JURY TRIAL, DAMAGES, ETC..................... 75

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SCHEDULES

Schedule 1.1  - Names, Addresses and Commitments of the Banks
Schedule 1.2  - Disclosure Schedule
Schedule 1.3  - Mortgage Schedule
Schedule 5.10 - Description of Material Borrowing Base Properties of the Loan
                Parties

EXHIBITS

Exhibit A - Form of Borrowing Request
Exhibit B - Form of Letter of Credit Application
Exhibit C - Form of Promissory Note
Exhibit D - Form of Notice of Conversion or Continuation
Exhibit E - Form of Security Agreement - Intercompany Obligations
Exhibit F - Form of Subsidiary Guaranty
Exhibit G - Form of Opinion of Borrower's Counsel
Exhibit H - Form of Opinion of Alabama Counsel
Exhibit I - Form of Opinion of Louisiana Counsel
Exhibit J - Form of Compliance Certificate
Exhibit K - Form of Commitment Transfer Supplement

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